UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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HEALTH NET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH NET,

INC.

NOTICE OF

2005 ANNUAL

MEETING

AND

PROXY

STATEMENT

March 25, 2005

Dear Stockholders:

It is a pleasure to invite you to attend the 2005 Annual Meeting (the “Annual Meeting” or “2005 Annual Meeting”) of Stockholders of Health Net, Inc. to be held at 21281 Burbank Boulevard in Woodland Hills, California 91367 on Thursday, May 12, 2005, at 10:00 a.m. (Pacific Time). For your convenience, we are offering a live webcast of the Annual Meeting on our Internet website, www.healthnet.com.

Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the Annual Meeting. In addition, a report on our business operations will be presented at the Annual Meeting. Stockholders who attend the Annual Meeting will have an opportunity to ask questions at the meeting; those who participate in the live webcast may submit questions during the meeting via the Internet.

It is important that you vote your shares whether or not you plan to attend the Annual Meeting. We urge you to carefully review the proxy statement and to vote your choices either on the enclosed proxy card, by telephone or via the Internet. You may return your proxy card by mail by using the enclosed self-addressed, postage-paid envelope. If you choose this method, please sign and date your proxy card and return it as soon as possible. Alternatively, you may complete a proxy card by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt. If you do attend the Annual Meeting in person, your proxy can be revoked at your request.

We look forward to your attendance at the Annual Meeting.

Sincerely,

Jay M. Gellert

President and Chief Executive

Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Health Net, Inc. will hold its 2005 Annual Meeting of Stockholders on Thursday, May 12, 2005 at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard in Woodland Hills, California 91367, for the following purposes:

1.	To elect eight directors to serve for a term of one year or until the 2006 Annual Meeting of Stockholders.

2.	To approve the Health Net, Inc. 2006 Executive Officer Incentive Plan.

3.	To approve the Health Net, Inc. 2005 Long-Term Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accountants.

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed Friday, March 18, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

At the Annual Meeting, each share of Common Stock, $.001 par value per share, of Health Net represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting. Jay M. Gellert and B. Curtis Westen have been appointed as proxy holders, with full rights of substitution, for the holders of Common Stock.

By Order of the Board of Directors,

B. Curtis Westen, Esq.

Senior Vice President, General Counsel and

Secretary

March 25, 2005

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2005 Annual Meeting of Stockholders of Health Net, Inc. in person. However, to ensure your representation at the Annual Meeting, please mark, sign and date the enclosed proxy card and return it as soon as possible in the enclosed self-addressed, postage-paid envelope. Alternatively, you may complete a proxy card by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt. If you attend the Annual Meeting in person, you may vote at the meeting even if you have previously returned a proxy.

PROXY STATEMENT

General; Voting of Shares

The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. (the “Company,” “Health Net,” “we,” “us” or “our”) for use at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting” or “2005 Annual Meeting”) to be held on Thursday, May 12, 2005 at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard, Woodland Hills, California 91367, and at any adjournments or postponements thereof. The Company expects to mail this proxy statement and accompanying proxy card beginning on or about March 25, 2005 to holders of record of the Company’s Common Stock, $.001 par value per share (“Common Stock”), on March 18, 2005 (the “Record Date”).

We are offering a live webcast of the Annual Meeting on our Internet website, www.healthnet.com. The webcast of the Annual Meeting will consist of live sound, real-time access to printed material and the ability of stockholders to submit questions during the question and answer period. To participate in the webcast of the Annual Meeting, a stockholder should log on to www.healthnet.com on Thursday, May 12, 2005 shortly before 10:00 a.m. (Pacific Time) and follow the instructions provided under the “Investor Relations” section of the website. Stockholders will not be permitted to vote over the Internet during the Annual Meeting.

Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company’s bylaws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote those shares on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Participation by a stockholder in the live webcast of the Annual Meeting will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

In voting, please specify your choices either by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the enclosed self-addressed, postage-paid envelope. Alternatively, you may complete a proxy card by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt before 12:00 p.m. (Central Time) on May 11, 2005. Voting over the Internet or telephone will not be permitted after 12:00 p.m. (Central Time) on Wednesday, May 11, 2005. If no directions are given and the signed card is returned, then the proxy holders will vote the shares for the election of all listed director nominees and in accordance with the directors’ recommendations or as stated on the proxy card for the other subjects listed on the proxy card, and in their discretion on any other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Instructions on how to submit a proxy via the Internet and telephone are located on the attachment to the proxy card included with this proxy statement. The Internet and telephone voting procedures are designed to authenticate stockholders of the Company by use of a control number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges will be your responsibility.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. A proxy may be revoked by filing with the Secretary of the Company (at its executive offices at 21650 Oxnard Street, Woodland Hills, California 91367) written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or submitting it by telephone by calling 1-800-560-1965, or electronically via the Internet at http://www.eproxy.com/hnt before 12:00 p.m. (Central Time) on May 11, 2005, or by attending the Annual Meeting in person and voting such shares during the Annual Meeting.

Shares Outstanding

As of the Record Date, the Company had outstanding 112,343,318 shares of Common Stock. Each share of Common Stock is entitled to one vote.

Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Your vote is important. Please return a proxy card (or fill out the Internet proxy or vote your proxy over the telephone) promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. The voting results will be included in the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2005.

INTRODUCTION

We are an integrated managed care organization that delivers managed health care services through health plans and government sponsored managed care plans. We operate and conduct our businesses through subsidiaries of Health Net, Inc., which is among the nation’s largest publicly traded managed health care companies. Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries.

Our health plans and government contracts subsidiaries provide health benefits through our health maintenance organizations (“HMOs”), insured preferred provider organizations (“PPOs”) and point-of-service (“POS”) plans to approximately 6.5 million individuals in 27 states and the District of Columbia through group, individual, Medicare, Medicaid and TRICARE programs. We also offer managed health care products related to behavioral health and prescription drugs. In addition, we own health and life insurance companies licensed to sell exclusive provider organization, PPO, POS and indemnity products, as well as auxiliary non-health products such as life and accidental death and dismemberment, dental, vision, behavioral health and disability insurance, in 37 states and the District of Columbia.

We were incorporated in 1990. Our current operations are the result of the April 1, 1997 merger transaction (the “FHS Combination”) involving Health Systems International, Inc. (“HSI”) and Foundation Health Corporation (“FHC”). We changed our name to Health Net, Inc. in November 2000. Prior to the FHS Combination, we were the successor to the business conducted by Health Net of California, Inc., now our HMO subsidiary in California and HMO and PPO networks operated by QualMed, Inc. (“QualMed”), which combined with the Company in 1994 to create HSI.

The mailing address of our principal executive office is 21650 Oxnard Street, Woodland Hills, CA 91367, and our Internet website address is www.healthnet.com.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect eight directors. The nominees are Theodore F. Craver, Jr., Thomas T. Farley, Gale S. Fitzgerald, Patrick Foley, Jay M. Gellert, Roger F. Greaves, Bruce G. Willison and Frederick C. Yeager. As more fully described below, J. Thomas Bouchard, Richard W. Hanselman and Richard J. Stegemeier, each a current member of the Board of Directors, will be retiring as directors effective on the date of the Annual Meeting. Each director will be elected to hold office for a term of one year or until the 2006 Annual Meeting of Stockholders. Each elected director will continue in office until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Health Net’s bylaws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Abstentions will not be counted as votes cast and will have no effect on the vote for directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Since only eight nominees have been named, proxies cannot be voted for a number of persons greater than eight.

It is expected that the nominees named above will stand for election at the 2005 Annual Meeting of Stockholders, but if any of the nominees declines or is unable to do so, the proxies will be voted for another person or persons designated by the Governance Committee of the Board of Directors of the Company.

The Board of Directors recommends a vote

FOR each named nominee.

Director Nominees

The Company’s certificate of incorporation provides for directors to be elected on an annual basis. The certificate of incorporation further provides that the Board of Directors will consist of not less than three nor more than twenty members, the exact number to be determined in accordance with the Company’s bylaws. The bylaws provide that the exact number of directors shall be fixed from time to time by the Board of Directors, and the number of members constituting the Board of Directors has been fixed by the Board of Directors at twelve.

The Board of Directors currently consists of eleven members. Following the retirement of Messrs. Bouchard, Hanselman and Stegemeier and assuming the election of each of the director nominees at the Annual Meeting, the Board will consist of eight members. The Company has engaged a third party search firm to assist the Governance Committee of the Board of Directors of the Company in the process of identifying and evaluating potential new director candidates.

The Company’s bylaws provide that a director shall be deemed to have retired and resigned from the Board of Directors effective immediately prior to the first annual meeting of stockholders occurring after such director attains seventy-two years of age; provided, however, that members of the Board of Directors on February 4, 1999 shall be deemed to have retired and resigned from the Board of Directors effective upon the date of the first annual meeting of stockholders after attaining seventy-five years of age; and provided further that the Board of Directors shall have the power to waive the application of such provisions to a given Director on a case-by-case basis by affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances. Mr. Foley is currently 73 years old, but was a member of the Board on February 4, 1999. None of the other director nominees are affected by this mandatory retirement provision.

The Company’s bylaws also provide that a director who has held office for any period of nine consecutive years after October 14, 2003 shall not be qualified to be elected as a director at the first annual meeting of stockholders occurring after the end of such ninth consecutive year and shall be deemed to have retired and resigned from the Board of Directors effective immediately upon the completion of such ninth consecutive year in office; provided, however, that the Board of Directors shall have the power to waive the application of such provisions to a given director on a case-by-case basis by an affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances. This provision does not affect any of the director nominees.

The eight nominees were designated for election, pursuant to the bylaws, by the Governance Committee of the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected. The following table sets forth certain information with respect to the nominees:

DIRECTOR NOMINEES

Name	Principal Occupation or Employment	Age
Theodore F. Craver, Jr.	Chairman and Chief Executive Officer of Edison Mission Energy	53
Thomas T. Farley	Senior Partner of Petersen & Fonda, P.C.	70
Gale S. Fitzgerald	Former Chair and Chief Executive Officer of Computer Task Group, Inc.	54
Patrick Foley	Former Chairman, President and Chief Executive Officer of DHL Airways, Inc. and Director of various companies	73
Jay M. Gellert	President and Chief Executive Officer of the Company	51
Roger F. Greaves	Chairman of the Board of the Company, Former Co-President and Co-Chief Executive Officer of the Company and Director of various companies	67
Bruce G. Willison	Dean, UCLA Anderson School of Management	56
Frederick C. Yeager	Senior Vice President, Finance of Time Warner, Inc.	63

NON-CONTINUING DIRECTORS

Name	Principal Occupation or Employment	Age	Existing Term to Expire
J. Thomas Bouchard	Former Senior Vice President, Human Resources of International Business Machines Corporation	64	2005
Richard W. Hanselman	Former Chairman of the Board of the Company and Director and Consultant to various companies	77	2005
Richard J. Stegemeier	Chairman Emeritus of the Board of Directors of Unocal Corporation	76	2005

Information Concerning Current Members of the Board of Directors and Nominees

Mr. Bouchard became a director of the Company upon consummation of the FHS Combination in April 1997 and will serve in this capacity until his scheduled retirement in May 2005. Previously, he served as a director of HSI since January 1994, upon consummation of the merger transaction involving H.N. Management Holdings, Inc. and QualMed, Inc. (“QualMed”) which created HSI (the “HSI Combination”). Mr. Bouchard served as a director of QualMed from May 1991 until February 1995. From October 1994 to July 2000, Mr. Bouchard served as Senior Vice President, Human Resources of International Business Machines Corporation. From June 1989 until October 1994, Mr. Bouchard served as Senior Vice President & Chief Human Resources Officer of U.S. West, Inc., a diversified global communications company, and prior to that time he was Senior Vice President-Human Resources and Organization for United Technologies Corp. Mr. Bouchard has served as a director of Nordstrom fsb (formerly Nordstrom National Credit Bank) since April 1991, and also currently serves as a director of Manpower, Inc., a global staffing company delivering staffing and workforce management solutions.

Mr. Craver became a director of the Company in March 2004. Mr. Craver has served in many different capacities at Edison International (“Edison”), an international electric power generator, distributor and structured finance provider since 1996. Since January 2005, Mr. Craver has served as Chairman and Chief Executive Officer of Edison Mission Energy, an Edison company that owns and operates independent power production facilities, and Chief Executive Officer of Edison Capital, an Edison company that is a provider of capital and financial services. Mr. Craver served as Executive Vice President, Chief Financial Officer and Treasurer of Edison International from January 2000 to January 2005, and in other financial and executive management positions since 1996. Mr. Craver has served as Executive Vice President, Chief Financial Officer and Treasurer of Edison International, an international electric power generator, distributor and structured finance provider since January 2000, and in other financial and executive management positions since 1996. From 1984 to 1996, Mr. Craver held various financial management positions at First Interstate Bancorp, including Executive Vice President and Corporate Treasurer and Executive Vice President and Chief Financial Officer of a banking subsidiary. Mr. Craver served in various capital markets trading, underwriting and marketing positions at Bankers Trust Company of New York from 1980 to 1984 and at Security Pacific National Bank from 1973 to 1980.

Mr. Farley became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Farley served as a director of QualMed from February 1991 until February 1995 and is a senior partner in the law firm of Petersen & Fonda, P.C., Pueblo, Colorado. Mr. Farley was formerly President of the governing board of Colorado State University, the University of Southern Colorado and Ft. Lewis College and Chairman of the Colorado Wildlife Commission. He served as Minority Leader of the Colorado House of Representatives from 1967 to 1975. Mr. Farley was a director of the Public Service Company of Colorado, a public gas and electric company, from 1983 to 1997 and is a director/advisor of Wells Fargo Bank of Pueblo and Sunset. Mr. Farley is a member of the Board of Regents of Santa Clara University, a Jesuit institution, and a former director of Colorado Public Radio.

Ms. Fitzgerald became a director of the Company in March 2001. From July 2002 through October 2002, Ms. Fitzgerald served as President and Chief Executive Officer of QP Group, a procurement solutions company. From October 1994 to June 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc. (“CTG”), an international information technology services firm. Ms. Fitzgerald also served on the Board of Directors of Kaleida Health System in Buffalo, New York from 1995 to 2002, and was Vice Chair from 2000 to 2002, and served on the Advisory Board of the University of Buffalo’s School of Management from 1993 to 2001. Ms. Fitzgerald served on the Boards of Directors of the Information Technology Services (“ITS”) Division of Information Technology Association of America (“ITAA”) and of ITAA from 1992 to 2002, and was Chair of the ITS Board from 1998 to 2002. Ms. Fitzgerald is a director of Diebold, Inc., a company which specializes in providing integrated self-service delivery systems and services. Ms Fitzgerald is also a founding partner and director of TranSpend, Inc. a privately held firm focused on total spend optimization.

Mr. Foley became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Foley served as a director of FHC from 1996 until the FHS Combination. Mr. Foley served as Chairman and Chief Executive Officer of DHL Airways, Inc. from September 1988 through July 1999. Mr. Foley is also a director of Glenborough Realty Trust and Flextronics International.

Mr. Gellert was elected to the Board of Directors of the Company in February 1999. He became President and Chief Executive Officer of the Company in August 1998. Previously Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc. since August 2001. Mr. Gellert is currently a director of America’s Health Insurance Plans.

Mr. Greaves became a director of the Company in April 1997 upon consummation of the FHS Combination and became Chairman of the Board of Directors in January 2004. Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination. Mr. Greaves served as Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc. (a predecessor to the Company) since its incorporation in June 1990. Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. (“HN California”), a subsidiary of the Company. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining HN California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968. Mr. Greaves serves as an Honorary member of the Board of Trustees of California State University at Long Beach.

Mr. Hanselman became a director of the Company in April 1997 upon consummation of the FHS Combination and will serve in this capacity until his scheduled retirement in May 2005. Mr. Hanselman served as Chairman of the Board of Directors from May 1999 to January 2004. Mr. Hanselman served as a director of FHC from 1990 until the FHS Combination. He has been a corporate director of and consultant to various companies since 1986. Mr. Hanselman is currently a director of Arvin Meritor, Inc., Forward Air, Inc. and Honorary Trustee of the Committee for Economic Developments.

Mr. Stegemeier became a director of the Company in April 1997 upon consummation of the FHS Combination and will serve in this capacity until his scheduled retirement in May 2005. Mr. Stegemeier served as a director of FHC from 1993 until the FHS Combination. He is Chairman Emeritus of the Board of Directors of Unocal Corporation and served as Chairman and Chief Executive Officer of Unocal Corporation from July 1988 until his retirement in May 1994 Mr. Stegemeier is also the Trustee of the University of Southern California and the University of Missouri Rolla.

Mr. Willison became a director of the Company in December 2000. Since July 1999, Mr. Willison has served as Dean, UCLA Anderson School of Management. From April 1996 to October 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Prior thereto, Mr. Willison was Chairman, President and Chief Executive Officer of First Interstate Bank of California from February 1991 to April 1996. Mr. Willison is also a director of Home Store, Inc. and is a trustee of SunAmerica Funds. Since 1991, Mr. Willison has served as the Vice Chair of the United Way of Greater Los Angeles, and since 1996 has been a board member of Operation Hope.

Mr. Yeager became a director of the Company in March 2004. Mr. Yeager has served as Senior Vice President, Finance of Time Warner, Inc., a media and entertainment company, since December 2000 and leads teams responsible for global strategic sourcing, supplier diversity, investment of employee benefits assets and Time Warner’s Investment Committee. From May 1995 to December 2000, Mr. Yeager was Vice President, Finance and Development for Time Warner and led teams responsible for financial and business planning, mergers and acquisitions, treasury, capital structure planning and capital markets transactions, and for managing Time Warner’s relationships with commercial and investment banks and debt-rating agencies. Prior thereto, Mr. Yeager had a 27-year career with Ford Motor Company where he held executive and management positions in the Finance Staff, the Treasurer’s Office, the Product Development Group, the Financial Services Group, Ford of Europe, and Ford Motor Credit Company. Mr. Yeager began his career at Ford in 1968 as an Operations Research Analyst.

EXECUTIVE OFFICERS

The following sets forth certain biographical information with respect to the current executive officers of the Company, and all individuals who served as an executive officer of the Company during 2004.

Name	Age	Position
Jay M. Gellert	51	President and Chief Executive Officer
Jeffrey M. Folick	57	Executive Vice President, Regional Health Plans and Specialty Companies
Stephen D. Lynch	54	President, Regional Health Plans
Karin D. Mayhew	54	Senior Vice President of Organization Effectiveness
Steven H. Nelson	46	President, Health Net of the Northeast
Anthony S. Piszel	50	Executive Vice President, Chief Financial Officer
Marvin P. Rich	59	Executive Vice President, Operations
Jonathan Scheff, M.D.	53	Senior Vice President and Chief Medical Officer
B. Curtis Westen, Esq.	44	Senior Vice President, General Counsel and Secretary
Christopher P. Wing	47	Executive Vice President, Regional Health Plans and Specialty Companies
James E. Woys	46	President of Health Net Federal Services

Mr. Gellert became President and Chief Executive Officer of the Company in August 1998. Previously, Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Mr. Gellert has been a director of the Company since March 1999. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc. since August 2001. Mr. Gellert is currently a director of America’s Health Insurance Plans.

Mr. Folick became Executive Vice President, Regional Health Plans and Specialty Companies of the Company in May 2002. Prior to joining the Company, Mr. Folick was employed by PacifiCare Health Systems, Inc. (“PacifiCare”) since 1989 in various capacities, including President, Chief Operating Officer, President and CEO of the Health Plans Division and Executive Vice President. Prior to joining PacifiCare, Mr. Folick held executive positions at Peak of California and CareAmerica Health Plan of California, and has served as chief financial officer of both Valley Presbyterian Hospital and Allegheny County Hospital System.

Mr. Lynch became President, Regional Health Plans of the Company in January 2005. Previously, Mr. Lynch served as Chief Operating Officer for the Company’s Western Region since June 2004. Prior thereto, Mr. Lynch served as President, Health Net of Oregon from August 2001 to June 2004. Prior to his service at the Company, from 1994 to 2001, Mr. Lynch served in a variety of positions at PacifiCare of Oregon, most recently as Vice President and General Manager.

Ms. Mayhew became Senior Vice President of Organization Effectiveness of the Company in January 2001. Ms. Mayhew served as Senior Vice President of Human Resources of the Company from April 1999 to January 2001. Prior to joining the Company, Ms. Mayhew served as Senior Vice President, Organization Development of Southern New England Telecommunications Company (“SNET”), a northeast regional information, entertainment and telecommunications company based in Connecticut. SNET was acquired by SBC Communications, Inc. in October 1998. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President, Human Resources, since 1972.

Mr. Nelson became President, Health Net of the Northeast in January 2005. Prior to being appointed as President, Health Net of the Northeast, Mr. Nelson served as Chief Operating Officer of Health Net of the

Northeast since June 2004. Prior thereto, Mr. Nelson served as Senior Vice President, Senior Products Division, of the Company’s Medicare division from August 2003 to June 2004. Prior to joining the Company, Mr. Nelson was Chief Operating Officer and Vice President of Network Management of United HealthCare’s Arizona market from 2000 to 2003.

Mr. Piszel became Executive Vice President and Chief Financial Officer of the Company in August 2004. Prior to joining the Company, Mr. Piszel had a long career with Prudential Financial, Inc. (“Prudential”). From 1998 to August 2004, Mr. Piszel served as Senior Vice President and Controller of Prudential. Prior to that Mr. Piszel served as Corporate Vice President assigned to special finance projects (1997 to 1998), and served as the Chief Financial Officer of Prudential’s Institutional Asset Management Business (1995 to 1997) and Individual Life Insurance Business (1993 to 1995). From 1990 to 1993, Mr. Piszel served in different accounting and auditing positions at Deloitte and Touche, including as Audit Partner serving The Prudential Insurance Company of America and National Office Partner and Assistant to National Managing Director of the U.S. Firm’s Accounting and Auditing Function. From 1988 to 1990, Mr. Piszel engaged in a two-year assignment as a practice fellow with the Financial Accounting Standards Board.

Mr. Rich became Executive Vice President of Operations in August 2004. Mr. Rich served as Executive Vice President of Finance and Operations of the Company from January 2002 through August 2004. Mr. Rich served as President of WebMD from September 2000 to September 2001 and as President, Medical Manager and Chief Executive Officer of CareInsight, Inc. from January 2000 to September 2000. Mr. Rich served as Chief Administrative Officer of Oxford Health Plans from March 1998 to December 1999. Mr. Rich also served as Executive Vice President, Finance & Systems of Kmart from 1994 to 1998.

Dr. Scheff became Senior Vice President and Chief Medical Officer of the Company in August 2003. Dr. Scheff served as Senior Vice President and Chief Medical Officer for Health Net Federal Services, Inc., the Company’s federal services subsidiary, from October 1995 to June 2003. Before joining the federal services group, Dr. Scheff served in positions of increasing responsibility including Senior Vice President of Health Care Operations in Foundation Health Corporation’s California health plan (a predecessor company to Health Net) from January 1992 to October 1995. Prior to that, he was regional medical director with Aetna Health Plans from June 1988 to December 1991. Prior thereto, Dr. Scheff served as medical consultant for Milliman and Robertson.

Mr. Westen became Senior Vice President, General Counsel and Secretary of the Company upon consummation of the FHS Combination. Mr. Westen served as Senior Vice President, General Counsel and Secretary of HSI since April 1995. Mr. Westen also serves as a director of certain subsidiaries of the Company. Mr. Westen served as Senior Vice President, General Counsel and Secretary of QualMed since February 1994, and served as Vice President of Administration of QualMed from June 1993 until February 1994. Mr. Westen served as Assistant General Counsel and Assistant Secretary of QualMed from March 1992 until June 1993. From September 1986 until March 1992 Mr. Westen was an attorney with the firm of Lord, Bissell & Brook in Chicago, Illinois.

Mr. Wing became Executive Vice President, Regional Health Plans and Specialty Companies of the Company and President of the Company’s California operations in April 2002. Prior to joining the Company, Mr. Wing served for more than eight years with PacifiCare. Most recently, he served as western region president of PacifiCare and president and chief executive officer of PacifiCare of California. He previously served as northwestern region vice president and chief executive officer for PacifiCare of Washington, and also served as president and chief executive officer for PacifiCare of Utah; senior vice president, health services, for PacifiCare of California and vice president/general manager for PacifiCare of California. Before joining PacifiCare in 1994, Mr. Wing held executive positions with several other health care companies, including Blue Cross of California, Lincoln National Life Insurance Company, Prudential Health Care Plan, Inc. and Maxicare Health Plans, Inc.

Mr. Woys became President of Health Net Federal Services in February 2001, and such position became an executive officer position of the Company in May 2002. Mr. Woys served as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. Mr. Woys served as Chief Operating Officer and Senior Vice President for Foundation Health Federal Services from February 1998 to November 1999. Mr. Woys served as Senior Vice President of Foundation Health Federal Services from January 1995 to February 1998. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief

Financial Officer of the Government Division of FHC. Mr. Woys served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys’ employment with FHC, he was employed by Price Waterhouse from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982.

Certain Relationships and Related Party Transactions

Since January 2004 through the date hereof, there were no transactions between the Company and its directors and executive officers that are required to be disclosed pursuant to Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Members of the Board of Directors are elected by the holders of Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

The Board of Directors has established Corporate Governance Guidelines that it follows in manners of corporate governance. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all Company employees, officers and directors. The current versions of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are published on our website at www.healthnet.com and are available in print upon written request, addressed to the Company’s Secretary.

The Company’s Board of Directors met a total of eighteen times in 2004. Each member of the Board of Directors of the Company was present for 75% or more of the aggregate number of meetings of such Board of Directors held in 2004 (during the period he/she served as a director) and of all committees of such Board of Directors held in 2004 on which he/she served (during the period he/she served). The non-management directors of the Company meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The non-executive Chairman presides at such executive sessions, or in his or her absence, a non-management director designated by such non-executive Chairman.

The Board of Directors has determined that the following directors of the Company qualify as independent under New York Stock Exchange (“NYSE”) listing standards: J. Thomas Bouchard, Theodore F. Craver, Jr., Thomas T. Farley, Gale S. Fitzgerald, Patrick Foley, Roger F. Greaves, Richard W. Hanselman, Richard J. Stegemeier, Bruce G. Willison and Frederick C. Yeager. Under the NYSE listing standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Committees of the Board of Directors

The bylaws of the Company establish the following committees of the Board of Directors: the Audit Committee, the Governance Committee, the Compensation Committee and the Finance Committee. The bylaws further provide that additional committees may be established by resolution adopted by a majority of the Board. In this connection, in October of 2002, the Board of Directors established the Ad Hoc Committee by resolution. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors.

Audit Committee.    The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Craver (Chairman), Farley, Willison, Stegemeier, Yeager and Ms. Fitzgerald. Each of Messrs. Stegemeier, Farley, and Willison and Ms. Fitzgerald served on the Audit Committee from January 2004 to December 2004. Messrs. Craver and Yeager were each appointed to serve as a member of the Audit Committee in March 2004. Mr. Craver was appointed Chairman of the Audit Committee in February 2005 in place of Mr. Stegemeier. Mr. Stegemeier will be resigning from his position on the Audit Committee concurrently with his retirement from the Board of Directors in May 2005. Each member of the Audit Committee is “independent,” as independence for audit committee members is defined under NYSE listing standards, and Messrs. Craver and Yeager have each been determined by the Board to be an “audit committee financial expert,” as defined by the SEC. In addition to the serving on the Audit Committee of the Board of Directors of the Company, Ms. Fitzgerald serves on the audit committee of Diebold, Inc. and Mr. Willison serves on the audit committee of Homestore, Inc. The Company’s Audit Committee held thirteen meetings in 2004.

The Audit Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. A copy of the charter is also available in print to stockholders upon request, addressed to the Secretary of the Company. Pursuant to the Audit Committee charter, the Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, terminating and overseeing the work of any independent auditors engaged to prepare or issue an audit report or perform other audit or non-audit services for the Company;

•	preapproving all audit services and permitted non-audit services, including the proposed fees related thereto, to be performed for the Company by the independent auditors;

•	obtaining and reviewing, at least annually, a report from the independent auditors with respect to matters affecting the independent auditors’ internal quality-control procedures, independence and other material issues surrounding the auditing process;

•	reviewing and discussing with the independent auditors their annual audit plan (for annual and quarterly reporting purposes), including the timing and scope of audit activities, and monitoring such plan’s progress and results during the year;

•	reviewing with management and the independent auditors the Company’s practices with respect to, among other things: the Company’s disclosures in its annual audited financial statements and quarterly financial statements; the process surrounding certain accounting estimates; treatment of significant transactions not a part of the Company’s regular operations; significant adjustments to the Company’s financial statements; risk assessment; risk management; and the Company’s critical accounting policies;

•	reviewing and resolving all disagreements, problems or difficulties between the Company’s independent auditors and management regarding financial reporting;

•	reviewing and reporting to the Board on the performance and the independence of the independent auditors;

•	reviewing, on a regular basis, the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures, through inquiry and discussions with management and the independent auditors;

•	reviewing the Audit Committee’s involvement and interaction with the Company’s internal audit function; the services provided by the Company’s internal audit function; and the controls that management has established to protect the integrity of the quarterly reporting process;

•	reviewing the Company’s policies relating to the ethical handling of conflicts of interest and reviewing transactions between the Company and members of management;

•	monitoring compliance with the Company’s Code of Business Conduct, including discussing with management and the independent auditors established standards of conduct and performance, and deviations therefrom; and

•	reviewing with management, at the request of the Board, significant financial matters affecting the Company, whether or not related to a review of quarterly or annual financial statements.

Governance Committee.    The Governance Committee of the Board of Directors of the Company is currently comprised of Messrs. Greaves (Chairman), Bouchard, Farley, Hanselman and Willison. Messrs. Greaves, Bouchard, Hanselman and Willison served on the Governance Committee from January 2004 to December 2004. Mr. Farley was appointed to serve as a member of the Governance Committee in May 2004. Gov. George Deukmejian served on the Governance Committee from January 2004 until May 2004 when he resigned from the Governance Committee concurrently with his retirement from the Board of Directors. Messrs. Bouchard and Hanselman will each be resigning from the Governance Committee in May 2005 concurrently with his retirement from the Board of Directors. Each of the current members of the Governance Committee is “independent” within the meaning of the NYSE listing standards. The Governance Committee held five meetings in 2004. The Governance Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. A copy of the charter is also available in print to stockholders upon request, addressed to the Secretary of the Company. Pursuant to the Governance Committee charter, the Governance Committee is responsible for, among other things:

•	identifying individuals qualified to serve as directors of the Company, consistent with the criteria established by the Board of Directors;

•	selecting individuals qualified to serve as director nominees at each annual meeting of the Company stockholders;

•	nominating individuals to fill vacancies on the Board of Directors which occur between annual meetings of Company stockholders;

•	recommending individual Board members for designation as members of committees on the Board of Directors;

•	advising the Board of Directors with respect to the Board’s composition, procedures and committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and advising the Board of Directors with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board of Directors and the Company’s management.

The Governance Committee selects director nominees on the basis of the nominee’s possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, NYSE listing standards and the Company’s bylaws and other corporate governance documents.

The Governance Committee identifies potential director nominees from many sources. The Governance Committee asks current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board. From time to time, the Governance Committee also engages third party search firms that specialize in identifying director candidates. In addition, the Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and include certain information. See “Requirements and Procedures for Submission of Director Candidate Recommendations by Stockholders and Stockholder Proposals” for further information regarding the procedures for recommending a director nominee for consideration by the Governance Committee.

Once a person has been identified by the Governance Committee as a potential candidate, the Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairman of the Governance Committee or another member of the Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

In connection with this Annual Meeting and in accordance with the above guidelines, the Governance Committee nominated for re-election each of the following eight nominees: Ms. Fitzgerald and Messrs. Craver, Farley, Foley, Gellert, Greaves, Willison and Yeager.

Compensation Committee    The Compensation Committee currently consists of Ms. Fitzgerald (Chair) and Messrs. Bouchard, Farley, Foley, Hanselman and Yeager. Messrs. Bouchard, Farley and Foley served on the Compensation Committee from January 2004 through December 2004. In May 2004, Ms. Fitzgerald was appointed to serve as a member of the Compensation Committee and Chair of the Compensation Committee in place of Mr. Bouchard. Mr. Yeager was appointed to serve as a member of the Compensation Committee in May 2004. Gov. Deukmejian served on the Compensation Committee from January 2004 until May 2004 when he resigned from the Compensation Committee concurrently with his retirement from the Board of Directors. Messrs. Bouchard and Hanselman will each be resigning from the Compensation Committee in May 2005 concurrently with his retirement from the Board of Directors. Each of the current members of the Compensation Committee is an “outside director” for Section 162(m) purposes and “independent” within the meaning of NYSE listing standards. In 2004, the Company’s Compensation Committee held eleven meetings. The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. A copy of the charter is also available in print to stockholders upon request, addressed to the Secretary of the Company. Pursuant to the Compensation Committee charter, the Compensation Committee is responsible for, among other things:

•	evaluating annually the performance of the Chief Executive Officer (the “CEO”) and the second most highly compensated officer of the Company (for 2004, the Chief Financial Officer) and recommending to the Board of Directors each such officer’s compensation levels based on this evaluation, which recommendations are subject to ratification, modification or rejection by the Board of Directors;

•	evaluating annually the CEO’s evaluation of the performance of up to 35 senior officers (the “Senior Officers”) of the Company, including the “Named Executive Officers” listed below in the Summary Compensation Table, and approving each such officer’s compensation level;

•	reviewing and approving, on a general and policy level basis only, the compensation and benefits of officers, managers and employees other than the Chief Executive Officer and the Senior Officers and advising the Board of Directors of actions taken;

•	approving the Executive Officer Incentive Plan and Management Incentive Plan goals at the beginning of each year and at the end of each year, verifying achievement of the goals and authorizing payment of any incentives earned under such arrangements;

•	reviewing and administering the Company’s stock option and other stock-based and equity based plans;

•	reviewing and approving any severance or termination arrangements to be made with any Senior Officer of the Company;

•	reviewing perquisites or other personal benefits to the Company’s Senior Officers and recommending any changes to the Board of Directors; and

•	performing such duties and responsibilities as may be assigned to the Board of Directors or the Compensation Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

Finance Committee.    The Finance Committee of the Board of Directors currently consists of Messrs. Foley (Chairman), Craver, Hanselman, Stegemeier and Willison. Messrs. Foley, Hanselman, Stegemeier and Willison served on the Finance Committee from January 2004 through December 2004. Ms. Fitzgerald resigned as a member of the Finance Committee in May 2004 at which time Mr. Craver was appointed to serve as a member. Gov. Deukmejian served on the Finance Committee from January 2004 until May 2004 when he resigned from his position concurrently with his retirement from the Board of Directors. Messrs. Hanselman and Stegemeier each will be resigning from his position on the Finance Committee concurrently with his retirement from the

Board of Directors in May 2005. In 2004, the Company’s Finance Committee held five meetings. The Finance Committee is responsible for, among other things:

•	reviewing the Company’s investment policies and guidelines;

•	monitoring the performance of the Company’s investment portfolio;

•	reviewing, in coordination with the Audit Committee, the Company’s financial structure and operations in light of the Company’s long-term objectives;

•	reviewing and recommending to the Board of Directors appropriate action on proposed acquisitions and divestitures;

•	reviewing and consulting with Company’s management regarding the Company’s various technology and infrastructure plans and activities;

•	establishing appropriate authority levels for various officials of the Company with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures;

•	reviewing and recommending appropriate action with respect to the Company’s short- and long-term debt structure; and

•	reviewing and consulting with management regarding the Company’s various technology and infrastructure plans and activities.

Ad Hoc Committee.    The Ad Hoc Committee meets from time to time to review and consider various significant matters relating the Company. Various members of the Board of Directors participate on the Ad Hoc Committee as requested by the Board from time to time. In 2004, the Ad Hoc Committee held four meetings, and considered matters relating to, among other things, the Company’s organizational structure, national class action litigation and certain other litigation matters.

REPORT OF THE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION FOR FISCAL YEAR 2004

Introduction and Background

The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the executive officers of Health Net, Inc. (“Health Net” or the “Company”) during 2004. The report has been approved by the members of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

During 2004, each member of the Compensation Committee was an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) and “independent” within the meaning of New York Stock Exchange listing standards. Ms. Fitzgerald joined the Compensation Committee in May 2004, at which time she was appointed its Chair in place of Mr. Bouchard. Mr. Yeager joined the Compensation Committee in May 2004. Messrs. Bouchard, Farley, Foley and Hanselman served on the Compensation Committee from January 2004 through December 2004. Mr. Deukmejian served on the Compensation Committee from January 2004 until May 2004 when he resigned from the Compensation Committee concurrently with his retirement from the Board of Directors. Mr. Greaves, in his capacity as Chairman of the Board, regularly attends Compensation Committee meetings but, since he is not a member of the Compensation Committee, he does not vote on any Compensation Committee actions.

Pursuant to the Compensation Committee’s amended and restated charter, a copy of which is posted on the Company’s website, the Compensation Committee is responsible for, among other things:

•	evaluating annually the performance of the Chief Executive Officer (the “CEO”) and the second most highly compensated officer of the Company (for 2004, the Chief Financial Officer) and recommending to the Board of Directors each such officer’s compensation levels based on this evaluation, which recommendations are subject to ratification, modification or rejection by the Board of Directors;

•	reviewing annually the CEO’s evaluation of the performance of up to 35 senior officers of the Company, including the “Named Executive Officers” listed in the Summary Compensation Table, and approving each such officer’s compensation level;

•	approving the Executive Officer Incentive Plan and Management Incentive Plan goals at the beginning of each year and at the end of each year, verifying achievement of the goals and authorizing payment of any incentives earned under such arrangements; and

•	reviewing and administering the Company’s stock option and other stock-based and equity-based plans.

Our report covers the following topics:

•	Role of the Compensation Committee

•	Executive Compensation Guiding Principles

•	Guiding Principles in Practice

•	Compensation of the Chief Executive Officer

•	Tax-Deductible Compensation

•	Leadership Development and Succession Planning

Role of the Compensation Committee

The Compensation Committee is responsible for developing and administering guiding principles with respect to executive compensation, including equity-based programs. Specific accountabilities include:

•	developing the Company’s Executive Compensation Guiding Principles that provide the framework for making program design and compensation decisions;

•	ensuring executive compensation is driven by the Company’s financial and operational performance and is consistent with the Company’s business strategy and with the compensation practices of comparable organizations;

•	approving (or recommending to the Board for approval) compensation levels for the Company’s most senior executives identified by the Compensation Committee from time to time;

•	evaluating the Chief Executive Officer’s performance and recommending his compensation in light of performance; and

•	administering the Company’s equity-based compensation programs, including stock options and restricted stock.

The Compensation Committee makes every effort to maintain independence and objectivity. The Compensation Committee meets regularly in executive session (excluding the CEO and other employees) where discussions and decisions regarding CEO performance and compensation take place. The Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that Health Net’s executive compensation program remains aligned with best practice. To this end, the Compensation Committee works with an independent advisor and regularly reviews compensation levels, including equity-based compensation, best practices and emerging issues.

Executive Compensation Guiding Principles

To provide a framework for executive compensation decision-making, the Compensation Committee developed a set of Guiding Principles that are intended to serve as touchstones for design and administration decisions made by the Board, the Compensation Committee and management. Health Net’s Executive Compensation Guiding Principles are as follows:

Principle #1—Compensation must be directly aligned with performance

Executive compensation levels should be commensurate with corporate performance and stockholder return. Growth and profitability are the foundation for stockholder returns over the long term. Accordingly, Health Net’s management incentive plan incorporates growth and profitability measures. In addition, Health Net believes that its success depends in large part on its employees. The Company conducts an annual employee satisfaction survey to assess the Company’s performance as an employer. A portion of the management annual incentive is tied to improving employee satisfaction as measured by select survey items. The Compensation Committee is committed to a strong link between pay for performance and if performance does not meet expectations payments are reduced or not made at all.

Principle #2—Compensation levels and program design features must be competitive with market practice

Understanding competitive market compensation levels is instrumental in hiring and retaining qualified executives. Moreover, it is important to understand how best practices change and how comparable organizations deliver compensation. The Compensation Committee works with an independent advisor to annually review compensation levels relative to market and frequently assesses emerging trends and issues affecting executive compensation.

Principle #3—Share ownership must be promoted

The personal financial interests of the Company’s executives should be directly aligned with those of stockholders, and the Company’s compensation and retirement savings programs take this into consideration. In 2002, the Compensation Committee introduced share ownership guidelines for executives. The guidelines call for the CEO to own shares equal in value to five times annual base salary. Other executives depending on their level should hold between one and three times annual base salary in shares. Participants have four years to meet the share ownership guidelines.

Principle #4—Plan affordability and the Company’s capacity to pay must always be considered

The Company’s business plan and financial condition are taken into consideration when compensation and benefit plan decisions are made. Salary increases, annual incentive payments and long-term incentive awards will be made only when the Company can afford to do so. Retirement and savings plans funding decisions are considered likewise.

Guiding Principles in Practice

The Compensation Committee seeks to have a significant portion of annual compensation at risk. Equity is used to directly align executives’ long-term financial interests with those of the stockholders and to advance the interests of the Company by attracting and retaining talented executives. Specifically, each component of pay is described as follows:

Base Salaries

Competitiveness, affordability, and individual performance and skills drive base salary decisions. In 2004, no changes were made to the salaries of the Named Executive Officers from their 2003 levels, except that Mr. Wing was granted a base salary increase of $25,000. Mr. Piszel was hired during 2004 at an annual base salary of $500,000. In February 2005, the Compensation Committee determined that any decisions regarding the 2005 annual base salaries for the Named Executive Officers would be made at a later date.

Annual Incentive Compensation

Health Net’s compensation programs are based upon pay for performance philosophy which it manages through its annual incentive plan. The plan is funded based on the Company attaining its earnings per share and pre-tax income goals as approved by the Compensation Committee. Actual incentives are paid on performance against pre-established corporate, unit and individual performance goals. Corporate goals for 2004 were earnings per share and pre-tax income. Unit goals vary but are based on financial and operational performance and employee satisfaction improvement. The goal setting process takes into consideration internal budgets, past performance, market expectations and competitors’ absolute and relative performances. If goals are not fully met, incentive payments are reduced or not paid at all. Regardless of goal achievement at the corporate and unit levels, if threshold earnings per share and pre-tax income goals are not met, incentive awards are not paid to senior executives. Since the earnings per share and pre-tax income goals for 2004 were not met, incentives were not paid to senior executives for 2004 performance, except that Mr. Piszel received an incentive award for 2004 of $400,000 pursuant to the terms of his employment agreement. Mr. Piszel’s award was not tied to the Company’s performance. For a more detailed description of the material terms of Mr. Piszel’s and all other Named Executive Officers’ employment agreements, see the section entitled “Employment Contracts, Termination of Employment and Change In Control Arrangements” set forth elsewhere in this Proxy Statement.

Long-Term Incentives

At Health Net, executives’ interests are aligned with those of the stockholders. The Company has primarily used stock options, but has also utilized restricted stock, to motivate key talent and promote ownership. In managing the equity program, the Compensation Committee closely monitors usage rates and dilution levels. In 2004, no equity awards were made to any Named Executive Officer, except that Mr. Piszel received an award of 500,000 options and 60,000 shares of restricted stock pursuant to the terms of his employment agreement. Mr. Piszel’s options vest 50% two years from the date of grant and then 25% on each of the succeeding two anniversaries. The restricted stock awarded to Mr. Piszel vests on the third anniversary of the date of grant.

The Company actively manages its use of equity. In 2004, the Company granted 3,194,413 options and 91,000 shares of restricted stock to employees and members of the Board of Directors. This constituted a usage rate of 2.95% of the 111,277,199 common shares outstanding at the end of the year. The total number of options outstanding at the end of 2004 was 14,337,195 and the total number of shares reserved for future grants under all equity plans is 3,560,702. Thus, at the end of 2004, the total overhang (outstanding options and future reserves) was 17,897,897 or 16.1% of common shares outstanding.

The Compensation Committee has decided to shift a portion of the future equity program for executive officers from traditional stock options to performance shares. The Compensation Committee contemplates this shift for 2006 when the new accounting rules are fully effective for the Company. Furthermore, in order to, among other things, ensure that awards are fully deductible, the Company is seeking stockholder approval to amend and restated the Health Net, Inc. 1997 Stock Option Plan and the Health Net, Inc. 2002 Stock Option Plan to comply with Section 162(m) of the Code. For information regarding the proposed amendment and restatement of the 1997 and 2002 Stock Option Plans, see Proposal 3 set forth elsewhere in this Proxy Statement. For 2005, the Company intends to continue to rely primarily on stock options with selected use of restricted stock.

Benefits/Perquisites

The Company provides benefits focused on ensuring reasonable financial security and making executives whole for benefits lost due to IRS or other restrictions. Long-term wealth accumulation depends primarily on stock price appreciation. The Company maintains a supplemental executive retirement program in which the CEO is the only Named Executive Officer who participates. It also covers three other management team members. Benefits under the plan are not funded; they remain subject to the claims of creditors of the Company. In addition, the Named Executive Officers and other management employees are eligible to defer salary and annual incentive payments to facilitate tax planning and personal savings goals. The return on the deferred amounts is linked to the performance of investment choices made available by the Company. The Company’s compensation policy does not emphasize perquisites. As further described in the Summary Compensation Table set forth elsewhere in this proxy statement, the Named Executive Officers are eligible for financial planning and a majority of the Named Executive Officers receive a monthly auto allowance. For a detailed description of the material terms of the Named Executive Officers’ employment agreements, see the section entitled “Employment Contracts, Termination of Employment and Change In Control Arrangements” set forth elsewhere in this Proxy Statement.

Severance

Executive Officers, other than Mr. Gellert, are entitled to receive a lump sum payment equal to between one and three times their base salary in effect on a termination of employment without cause. Continued health and welfare benefit coverage is provided for a comparable period. Under the Company’s standard Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances.

In addition, the Company provides benefits for the senior executives in the event of a change in control. Vesting of stock options held by senior executives, including Mr. Gellert, accelerates upon a change in control. If the benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Named Executive Officers would receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments.

Compensation of the Chief Executive Officer

The Compensation Committee is responsible for evaluating annually the CEO’s performance and compensation. All decisions relating to the CEO’s pay are made in the context of his performance. The CEO’s performance evaluation includes key leadership competencies and skills in addition to financial and operational measures. The evaluation is a formal process, conducted under the auspices of the Governance Committee, with all board members having the opportunity to provide input.

The Compensation Committee decided for 2004 to maintain Mr. Gellert’s base salary at $900,000, which continues to be below the market median salary for chief executives of comparable organizations. In February 2005, the Compensation Committee determined that any decisions regarding Mr. Gellert’s 2005 annual base salary would be made at a later date.

Mr. Gellert’s target incentive is 125% of base salary. Mr. Gellert has the opportunity to earn up to 200% of his salary if performance expectations are significantly exceeded. Incentive plan objectives include earnings per share and pre-tax income. Regardless of goal achievement, no incentive is paid if the Company does not meet its earnings per share and pre-tax income goals. Since the Company did not meet its earnings per share and pre-tax income goals for 2004, the Compensation Committee determined that Mr. Gellert did not earn an annual incentive for the year.

In February 2004, the Compensation Committee decided not to make any equity award to the CEO. In February 2005, the Compensation Committee determined that any decisions regarding the potential grant of an equity award to the CEO would be made at a later date.

Mr. Gellert’s ownership of Company stock exceeds the Company’s stock ownership guidelines. As of December 31, 2004, Mr. Gellert held 218,000 shares of Company stock with a value of $6,293,660, or almost 7 times his annual salary.

Mr. Gellert participates in the Company’s supplemental retirement benefit program. The benefit is equal to 50% of salary for each year of his Health Net service offset by other Company retirement benefits and a portion of Social Security. In order to receive a full benefit under the plan, Mr. Gellert would need to earn 20 years of service at Health Net. Accordingly, based on his service as of December 31, 2004, Mr. Gellert’s current accrued benefit payable at 62 is $200,844 per year for his life. Mr. Gellert is 60% vested in this benefit. Mr. Gellert does not participate in the Company’s deferred compensation plan.

Like other Named Executive Officers, Mr. Gellert is eligible for financial planning. The Company provides Mr. Gellert with the use of a car and reports his personal use as a taxable benefit. In addition, the Company provides Mr. Gellert with housing in Woodland Hills, California at a reasonable monthly cost and pays for Mr. Gellert’s weekend trips to his residence in Northern California. The Company reports the housing and travel allowance as a taxable benefit.

In the event of Mr. Gellert’s involuntary termination other than for cause or his involuntary (or constructive) termination within two years following a change in control, he would receive a $6 million severance benefit. The Compensation Committee has received independent advice on this severance benefit and believes the value is competitive with market practice. Mr. Gellert is precluded from competing with the Company for a period of up to one year post-termination under his severance arrangement with the Company. For a detailed description of the material terms of Mr. Gellert’s employment agreement, see the section entitled “Employment Contracts, Termination of Employment and Change In Control Arrangements” set forth elsewhere in this proxy statement.

Deductible Compensation

The Compensation Committee’s policy with respect to the tax deductibility of compensation is to comply with the requirements of Section 162(m) of the Code to the extent such compliance is practicable and in the best interest of the Company and its stockholders. The Executive Officer Incentive Plan qualifies as performance-based and therefore, incentive awards under that plan are deductible in full. The Company is seeking in this proxy stockholder approval of the 2006 Executive Officer Incentive Plan as well as approval of an amendment and restatement of the Health Net, Inc. 1997 Stock Option Plan and the Health Net, Inc. 2002 Stock Option Plan, to, among other things, ensure that awards are deductible under Section 162(m). For additional information, see Proposals 2 and 3 set forth elsewhere in this Proxy Statement.

Leadership Development and Succession Planning

An ongoing leadership development and succession-planning program is an integral component of the Company’s strategic plan. The Governance Committee of the Board of Directors has responsibility for the oversight of leadership development and succession planning at Health Net. In that regard, the Governance Committee works closely with the Compensation Committee.

Conclusion

Overall, the Compensation Committee believes that the Guiding Principles of the Company’s executive compensation program will allow the Company to attract, motivate and retain executives who are highly capable and well positioned to create stockholder value. Our emphasis has always been on aligning compensation with performance. While specific program features may evolve to remain competitive, we will continue to govern our decisions based on principles of performance, market competitiveness, ownership and affordability.

Gale S. Fitzgerald (Chair)

J. Thomas Bouchard

Thomas T. Farley

Patrick Foley

Richard W. Hanselman

Fredrick C. Yeager

March 11, 2005

Stock Performance Graph

The following graph compares the performance of the Company’s Common Stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”), our previous industry Peer Group Index and a new industry Peer Group Index from December 31, 1999 (the last trading day of 1999) to December 31, 2000, 2001, 2002, 2003 and 2004. The graph assumes that $100 was invested on December 31, 1999 in each of the Common Stock, the S&P 500 Index, the Previous Peer Group Index and the Current Peer Group Index, and that all dividends were reinvested.

Given recent consolidation activity in the managed care industry, the Company has revised its Peer Group. The Company is utilizing a new Peer Group Index that it believes more accurately reflects the Company’s current peers within the managed care industry. The previous Peer Group Index was included on the graph to maintain continuity from previous years of reporting. The new current Peer Group Index includes the following companies: Aetna, Inc., Amerigroup Corporation, Cigna Corporation, Coventry Health Care, Humana, Inc., PacifiCare Health Systems, Inc., UnitedHealth Group Inc., WellChoice, Inc. and Wellpoint, Inc. The previous Peer Group Index includes the following companies: Aetna, Inc., Humana, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., United Healthcare Corporation and WellPoint Inc. Both Peer Group Indices weigh the constituent companies’ stock performance on the basis of market capitalization at the beginning of the period, unless otherwise noted in the footnotes below.

[1]	WellPoint data reflects Anthem historical data. Anthem acquired WellPoint in November 2004 and changed its name to WellPoint. WellPoint data is only included for the period from December 31, 2001 to December 31, 2004 since it did not become a public company until October 2001.
[2]	Amerigroup data is only included for the period from December 31, 2001 through December 31, 2004 since it did not become a public company until November 2001.
[3]	WellChoice data is only included for the period from December 31, 2002 through December 31, 2004 since it did not become a public company until November 2002.
[4]	Oxford Health Plans data is included only for the period from December 31, 1999 through December 31, 2003 since it was acquired by UnitedHealth Group in July 2004.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC.,

S&P 500 INDEX, PREVIOUS PEER GROUP INDEX AND CURRENT PEER GROUP INDEX

FROM DECEMBER 31, 1999 TO DECEMBER 31, 2004

	Health Net, Inc.	S&P 500 Index	Current Industry Peer Group	Previous Industry Peer Group
December 31, 1999	$100.00	$100.00	$100.00	$100.00
December 31, 2000	$263.50	$90.09	$169.60	$175.30
December 31, 2001	$219.20	$80.10	$153.30	$178.20
December 31, 2002	$265.70	$62.40	$153.20	$212.80
December 31, 2003	$329.10	$80.30	$226.10	$304.10
December 31, 2004	$290.50	$89.00	$348.70	$476.60

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables and descriptive information set forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, (i) Mr. Gellert, the Chief Executive Officer of the Company during 2004, and (ii) each of the four other most highly compensated executive officers of the Company serving as of the end of the 2004 calendar year (all such persons, collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

								Long-Term Compensation
		Annual Compensation						Awards			Payouts
Name and Principal Position with the Company in 2004	Year	Salary($) (1)		Bonus ($)		Other Annual($)		Restricted Stock Awards $(2)		Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)
Jay M. Gellert President and Chief Executive Officer	2004 2003 2002	934,615 891,731 754,808		0 0 700,000		79,732 69,565 65,755	(3) (5) (8)	0 3,127,800 0	(6)	0 325,000 325,000	0 0 0	16,529 6,941 6,256	(4) (7) (9)

Anthony S. Piszel EVP and Chief Financial Officer	2004 2003 2002	163,463 0 0	(10)	900,000 0 0	(11)	27,815 0 0	(12)	1,540,800 0 0	(13)	500,000 0 0	0 0 0	165 0 0	(14)

Jeffrey M. Folick EVP, Regional Health Plans & Specialty Companies	2004 2003 2002	560,679 520,865 290,385	(18)	0 0 222,775		12,000 12,000 7,258	(15) (15) (15)	0 0 0		0 150,000 500,000	0 0 0	6,863 10,981 225	(16) (17) (19)

Marvin P. Rich EVP, Health Plan Operations	2004 2003 2002	545,192 520,865 451,923	(22)	0 0 800,000	(23)	12,000 12,000 11,133	(15) (15) (15)	0 0 0		0 150,000 800,000	0 0 0	14,443 2,066 5,905	(20) (21) (24)

Christopher P. Wing EVP, Regional Health Plans & Specialty Companies	2004 2003 2002	531,250 491,731 337,500	(27)	0 0 561,450	(28)	12,000 12,000 8,767	(15) (15) (15)	0 0 1,034,400	(29)	0 100,000 350,000	0 0 0	24,871 9,932 162	(25) (26) (30)

(1)	Includes amounts deferred pursuant to the Company’s Deferred Compensation Plan and Profit Sharing and 401(k) Plans.

(2)	This column shows the market value of the shares of restricted stock granted to each of the Named Executive Officers as of the date of grant. The aggregate holdings and market value of shares of restricted stock held on December 31, 2004 by the Named Executive Officers listed in this table is as set forth in the individualized footnotes for this column as set forth below. The restrictions on these shares lapse as set forth in the individualized footnotes for this column set forth below. Dividends will be paid on the shares of restricted stock to the same extent (if any) dividends are paid on the Common Stock generally, provided, that the Company will hold in escrow any such dividends until all restrictions on such shares have lapsed.

(3)	Represents housing, travel and automobile benefits, including the tax gross-up on such items.

(4)	Represents matching contributions under the Company’s 401(k) Plan of $6,500, premiums paid by the Company on a life insurance policy of $1,188 and financial counseling expenses of $8,841.

(5)	Represents housing, travel and automobile benefits, including the tax gross-up on such items.

(6)	Represents restricted stock award of 130,000 shares granted on February 20, 2003. The market value of such shares as of the date of grant was $3,127,800. The market value of such shares as of December 31, 2004 was $3,753,100. The 130,000 shares vest as follows: 65,000 on February 20, 2006 and 65,000 on February 20, 2007. These are the only shares of restricted stock held by Mr. Gellert.

(7)	Represents matching contributions under the Company’s 401(k) Plan of $6,000 and premiums paid by the Company on a life insurance policy of $941.

(8)	Represents $60,669 paid for housing and travel benefits, including the tax gross-up on such items, $3,000 as an automobile allowance and $2,086 for miscellaneous benefits.

(9)	Represents matching contributions under the Company’s 401(k) Plan of $5,500 and premiums paid by the Company on a life insurance policy of $756.

(10)	Mr. Piszel joined the Company in August 2004. Accordingly, the amount reported for 2004 does not represent a full year of salary.

(11)	Includes a one-time signing bonus of $500,000.

(12)	Represents amounts paid for relocation benefits.

(13)	Represents a restricted stock award of 60,000 shares granted on August 30, 2004. The market value of such shares as of the date of grant was $1,540,800. The market value of such shares as of December 31, 2004 was $1,732,200. All shares will vest 3 years from the grant date. These are the only shares of restricted stock held by Mr. Piszel.

(14)	Represents premiums paid by the Company on a life insurance policy.

(15)	Represents amounts paid as an automobile allowance.

(16)	Represents matching contributions under the Company’s 401(k) Plan of $6,150 and premiums paid by the Company on a life insurance policy of $713.

(17)	Represents matching contributions under the Company’s 401(k) Plan of $6,000, financial counseling expenses of $4,418 and premiums paid by the Company on a life insurance policy of $563.

(18)	Mr. Folick joined the Company in May 2002. Accordingly, the amount reported for 2002 does not represent a full year of salary.

(19)	Represents premiums paid by the Company on a life insurance policy.

(20)	Represents matching contributions under the Company’s 401(k) Plan of $6,500, financial counseling expenses of $7,250 (representing a net after-tax benefit to Mr. Rich of $5,000) and premiums paid by the Company on a life insurance policy of $693.

(21)	Represents matching contributions under the Company’s 401(k) Plan of $1,515 and premiums paid by the Company on a life insurance policy of $551.

(22)	Mr. Rich joined the Company in January 2002. Accordingly, the amount reported for 2002 does not represent a full year of salary.

(23)	Includes a one-time signing bonus of $450,000.

(24)	Represents matching contributions under the Company’s 401(k) Plan of $5,500 and premiums paid by the Company on a life insurance policy of $405.

(25)	Represents matching contributions under the Company’s 401(k) Plan of $6,500, financial counseling expenses of $17,683 (representing an net after-tax benefit to Mr. Wing of $10,000 for financial counseling expenses incurred in 2003 and 2004), and premiums paid by the Company on a life insurance policy of $688.

(26)	Represents financial counseling expenses of $9,401 and premiums paid by the Company on a life insurance policy of $531.

(27)	Mr. Wing joined the Company in April 2002. Accordingly, the amount reported for 2002 does not represent a full year of salary.

(28)	Includes a one-time signing bonus of $300,000.

(29)	Represents a restricted stock award of 40,000 shares granted on March 25, 2002. The market value of such shares as of the date of grant was $1,034,400. Of such shares, 13,333 vested on March 25, 2003. An additional 13,333 shares vested on July 22, 2003, the date on which the closing sales price of the Company’s Common Stock closed at or greater than $32 for 20 consecutive trading days. The remaining 13,333 shares will vest the earlier of (a) the date the closing sales price of the Company’s Common Stock for 20 consecutive trading days is equal to or greater than $37 or (b) March 25, 2007. The market value of the unvested shares as of December 31, 2004 was $384,924. These are the only shares of restricted stock held by Mr. Wing.

(30)	Represents premiums paid by the Company on a life insurance policy.

Option Grants in 2004

The following table summarizes option grants made in 2004 to the Named Executive Officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying options/SARs Granted(#)(a)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price(a) ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(b)
					5%($)	10%($)
Jay M. Gellert	0	—	—	—	$—	$—
Anthony S. Piszel	500,000	15.2%	$25.68	8/30/2014	$8,075,007	$20,463,653
Marvin P. Rich	0	—	—	—	$—	$—
Jeffrey M. Folick	0	—	—	—	$—	$—
Christopher P. Wing	0	—	—	—	$—	$—

(a)	No Named Executive Officer received an option grant in 2004 except for Mr. Piszel, who received an initial option grant at the time of his hire. The options granted to Mr. Piszel were non-qualified stock options granted pursuant to the Company’s 2002 Stock Option Plan. The grant to Mr. Piszel provides for vesting of 50% of the option shares two years after the grant date and 25% on each subsequent anniversary until the options become exercisable. All grants are subject to accelerated vesting in certain change in control situations and have a ten-year term. The options granted to Mr. Piszel were at an exercise price equal to the closing sales price of the Common Stock on the New York Stock Exchange on the date on which such grants were made.

(b)	The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with the exercise. The amounts shown are the assumed rates of appreciation only, and do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

Option Exercises in 2004

The following table summarizes the number and value of options exercised during 2004, as well as the number and value of unexercised options as of December 31, 2004, held by the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2004(a)		Value of Unexercised In-the-Money Options/SARs as of December 31, 2004(b)
			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Jay M. Gellert	—	—	1,850,000	780,000	$13,737,500	$7,340,970
Anthony S. Piszel	—	—	0	500,000	$0	$1,595,000
Jeffrey M. Folick	—	—	150,000	500,000	$192,000	$1,169,500
Marvin P. Rich	—	—	333,334	616,666	$2,286,671	$3,922,829
Christopher P. Wing	—	—	175,000	275,000	$526,750	$1,007,750

(a)	The exercise price of outstanding options held at December 31, 2004 ranges from $9.00 to $32.50 per share. All options held by the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

(b)	Based on the difference between the closing price of $28.87 of Common Stock on the New York Stock Exchange on December 31, 2004 (the last trading day in 2004) and the option exercise price.

Supplemental Executive Retirement Programs

The Company maintains a Supplemental Executive Retirement Plan (“SERP”) for executives of the Company and its affiliates who have been selected for participation by the Company’s President and Chief Executive Officer and approved by the Compensation Committee.

The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (62 years) under the Company’s SERP, before deducting the amounts attributable to the participant’s social security benefit and employer-provided benefits under the Company’s qualified and nonqualified plans, which amounts are subtracted from the payments made to each such participant as set forth below:

PENSION PLAN TABLE

Base Pay Plus Bonus	5(a)	10	Years of Service		25
			15	20
400,000	7,000	134,000	200,000	200,000	200,000
525,000	9,000	175,000	263,000	263,000	263,000
650,000	11,000	217,000	325,000	325,000	325,000
775,000	13,000	259,000	388,000	388,000	388,000
900,000	15,000	300,000	450,000	450,000	450,000
1,025,000	18,000	342,000	513,000	513,000	513,000
1,150,000	20,000	384,000	575,000	575,000	575,000
1,275,000	22,000	425,000	638,000	638,000	638,000
1,400,000	24,000	467,000	700,000	700,000	700,000
1,525,000	26,000	509,000	763,000	763,000	763,000

(a)	Reflects 10% vesting after five years of service.

Upon termination of employment, other than termination of employment for cause or death, a SERP plan participant will receive his or her vested benefit under the SERP. A participant becomes 10% vested in his or her benefit after 5 years of service, 20% after 6 years, 40% after 7 years, 60% after 8 years, 80% after 9 years and 100% after 10 years. The amount of the benefit is also subject to adjustment based on the number of service years the participant has with the Company compared to the maximum number of service years the participant could serve through normal retirement age. Generally, in the case of a participant who has attained age 62 while working at the Company and has at least 15 years of service, the participant’s benefit is equal to 50% times the participant’s average base salary (and annual bonus, unless at the time of the bonus award the Compensation Committee determines that the bonus is not to be includible compensation for purposes of the SERP) during the 60-month period preceding the participant’s date of employment termination, minus an amount attributable to the participant’s social security benefit and employer-provided benefits under the Company’s qualified and nonqualified plans. The compensation considered in determining the pensions payable to the participating named officers is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table set forth herein. Participants must accrue at least 5 years of service to receive a partial benefit and participants with less than 15 years of service at age 62 will receive a reduced benefit. If a married participant terminates employment because of the participant’s death, then the participant’s surviving spouse will receive a death benefit generally equal to what the participant’s benefit would have been had he or she retired on the date of his or her death.

Monthly accrued benefits payable at age 62 and accrued through December 31, 2004 under this SERP program for Mr. Gellert are $16,737. Mr. Gellert has thus far served 8 of the required 20 maximum service years for him to receive a full benefit under the terms of the SERP. No other Named Executive Officers are participants in the SERP.

Employment Contracts, Termination of Employment and Change In Control Arrangements

Employment Agreements with Named Executive Officers.

The Company has entered into employment agreements with each of its Named Executive Officers (collectively, the “NEO Agreements”). The NEO Agreements provide for each Named Executive Officer to receive a base salary, which is to be reviewed annually and is subject to the Company’s right to change from time to time. Pursuant to the NEO Agreements, each Named Executive Officer is eligible to participate in the Company’s Executive Officer Incentive Plan (the “EIP”), which provides such officer the opportunity to earn each plan year up to a certain percentage of his annual base salary as additional compensation according to the terms of the actual EIP documents.

Furthermore, the NEO Agreements provide for each Named Executive Officer to participate in various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, if the applicable participation requirements are met. All Named Executive Officers (except Mr. Piszel) are entitled to a monthly car allowance of $1,000. All Named Executive Officers are entitled to reimbursement of up to $5,000 per year of costs incurred for personal financial counseling services. In addition, the NEO Agreements provide that, in the event that any change in control payments or distributions by the Company to or for the benefit of a Named Executive Officer would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code and there are, in respect of those payments and distributions in excess of $50,000 in the aggregate, any excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, then the Named Executive Officer will receive an additional, tax gross-up payment so that the net amount received, taking into account taxes payable on the tax gross-up payment, is equal to the amount the officer would have received if no excise tax were due. In addition, under the NEO Agreements, Named Executive Officers are precluded from competing with the Company for a period up to one year post-termination, depending on the applicable circumstances. Below is a brief summary of additional material terms contained in each Named Executive Officer’s employment agreement with the Company.

Employment Agreement with Mr. Gellert.    Mr. Gellert has an Employment Letter Agreement with the Company dated August 22, 1997, which was amended as of March 2, 2000 and as of October 13, 2002 (as so amended, the “Gellert Agreement”). Mr. Gellert’s annual base salary under the Gellert Agreement is currently $900,000. The Gellert Agreement provides Mr. Gellert with housing in Woodland Hills, California at a reasonable monthly cost and reimbursement for Mr. Gellert’s weekend trips to his residence in Northern California. In addition, if Mr. Gellert decides to relocate to Southern California, Mr. Gellert is entitled to certain relocation benefits from the Company. Mr. Gellert also is reimbursed for reasonable business expenses in performing his duties.

The Gellert Agreement provides that Mr. Gellert’s employment with the Company may be terminated by him or the Company at any time, with or without advance notice and with or without cause (as defined in the Gellert Agreement). The Gellert Agreement provides Mr. Gellert with two potential severance arrangements. If during a two-year period following a “change in control” transaction (as defined in the Gellert Agreement), the Company terminates Mr. Gellert or he voluntarily resigns for “good reason” (as defined in the Gellert Agreement), he will receive severance pay of $6,000,000. If the Company terminates the employment of Mr. Gellert other than following a change-of-control and other than for “just cause” (as defined in the Gellert Agreement), Mr. Gellert will be entitled to receive a severance payment equal to $6,000,000.

Employment Agreement with Mr. Folick.    Mr. Folick has an Employment Letter Agreement with the Company dated as of May 22, 2002, which was amended as of July 2, 2004 and as of January 27, 2005 (as so amended, the “Folick Agreement”). Mr. Folick’s annual base salary pursuant to the Folick Agreement is currently $540,000.

The Folick Agreement provides that Mr. Folick’s employment with the Company may be terminated by him or the Company at any time, with or without advance notice and with or without “cause” (as defined in the Folick Agreement). The Folick Agreement provides Mr. Folick with two potential severance arrangements in the event of a termination of his employment other than due to his death or “disability” (as defined in the Folick Agreement):

•	If, at any time within two years after a “change in control” (as defined in the Folick Agreement) of the Company, Mr. Folick’s employment is terminated by the Company without cause or Mr. Folick terminates his employment for “good reason” (as defined in the Folick Agreement) and he signs a waiver and release of claims substantially in the form prescribed by the Folick Agreement, Mr. Folick will be entitled to receive a lump-sum payment equal to thirty-six months of his then-current base salary, benefit continuation for an initial eighteen month period and payment of COBRA premiums for an additional eighteen month period. This severance allowance will be forfeited in the case of a termination by Mr. Folick if the Company requests in writing, prior to the termination, that Mr. Folick continue in the employ of the Company for 90 days following the change in control, and Mr. Folick voluntarily leaves the employ of the Company prior to the expiration of that 90-day period.

•	If at any time that is not within two years after a change in control Mr. Folick’s employment is terminated by the Company without cause, Mr. Folick will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Folick Agreement, a lump-sum payment equal to twenty-four months of his then-current base salary and benefit continuation for an initial six month period and payment of COBRA premiums for an additional eighteen-month period.

The Folick Agreement further provides Mr. Folick with the option, exercisable by notifying the Company in writing no earlier than June 1, 2005, but no later than November 30, 2005, to terminate his employment with the Company effective thirty days following the date of such notice (the “Effective Date”), provided that, Mr. Folick signs a waiver and release of claims and a restrictive covenant agreement (each substantially in the form prescribed by the Folick Agreement) and receive, in lieu of any other severance benefits and participation in the Company’s 2005 Management Incentive Plan (“MIP”), the following incentive package (the “Incentive Package”): (i) a lump-sum payment equal to two times Mr. Folick’s then-current base salary, benefit continuation for an initial six-month period and payment of COBRA premiums for up to an additional eighteen-month period, and (ii) the opportunity to earn a bonus award equal to 50% of his 2005 MIP target opportunity, provided that, Mr. Folick satisfies certain conditions as set forth in the Folick Agreement.

If Mr. Folick elects the Incentive Package, he will be prohibited from exercising any of his then vested stock options until after his employment with the Company has terminated. If Mr. Folick timely elects the Incentive Package and his employment is thereafter terminated by the Company without cause before the Effective Date, Mr. Folick will remain eligible to receive the Incentive Package, subject to the terms and conditions set forth in the Folick Agreement. If Mr. Folick is terminated for cause before the Effective Date, he will not be eligible to receive the Incentive Package. In the event that Mr. Folick voluntarily terminates his employment at any time before June 30, 2005 (other than for good reason within two years after a change in control of the Company or to receive the Incentive Package), the Folick Agreement provides that he would not be eligible to receive any severance benefits or any amounts under the Incentive Package.

In the event that Mr. Folick’s employment is terminated due to death or disability, he or his beneficiaries or estate would be entitled to continuation of benefits for a period of 12 months and a lump-sum payment equal to 12 months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Folick signs a waiver and release of claims substantially in the form prescribed by the Folick Agreement.

Employment Agreement with Mr. Piszel.    Mr. Piszel has an Employment Letter Agreement with the Company dated August 26, 2004 (the “Piszel Agreement”). Mr. Piszel’s annual base salary pursuant to the Piszel Agreement currently is $500,000. As discussed above, the Piszel Agreement provides that Mr. Piszel is eligible to participate in the Company’s EIP, which provides him the opportunity to earn each plan year a certain percentage of his base salary as additional compensation according to the terms of the actual EIP documents, provided, however, that Mr. Piszel’s annual bonus opportunity for the 2004 and 2005 calendar year is guaranteed at target.

Under the Piszel Agreement, Mr. Piszel received an engagement bonus of $500,000 in anticipation of his remaining employed by the Company for at least three years. If, within the first three years of employment,

Mr. Piszel voluntarily terminates his employment or the Company terminates him for “cause” (as defined in the Piszel Agreement), Mr. Piszel will be required to repay the Company a prorated portion of the engagement bonus. The Piszel Agreement also entitles Mr. Piszel to relocation benefits, including a special benefit reimbursement of up to $150,000 (inclusive of gross up for applicable federal and state taxes) of the federal and state taxes due on the sale of his principal residence.

The Piszel Agreement provides that Mr. Piszel’s employment with the Company may be terminated by him or the Company at any time, with or without advance notice and with or without cause. The Piszel Agreement provides Mr. Piszel with two potential severance arrangements in the event of a termination of his employment other than due to his death or “disability” (as defined in the Piszel Agreement):

•	If, at any time within two years after a “change in control” (as defined in the Piszel Agreement) of the Company, Mr. Piszel’s employment is terminated by the Company without cause or Mr. Piszel terminates his employment for “good reason” (as defined in the Piszel Agreement) and signs a waiver and release of claims substantially in the form prescribed by the Piszel Agreement, Mr. Piszel will be entitled to receive a lump-sum payment equal to thirty-six months of his then-current base salary, benefit continuation for an initial eighteen month period and payment of COBRA premiums for an additional eighteen month period. This severance allowance will be forfeited in the case of a termination by Mr. Piszel if the Company requests in writing, prior to the termination, that Mr. Piszel continue in the employ of the Company for 90 days following the change in control, and Mr. Piszel voluntarily leaves the employ of the Company prior to the expiration of that 90-day period.

•	If at any time that is not within two years after a change in control Mr. Piszel’s employment is terminated by the Company without cause, Mr. Piszel will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Piszel Agreement, (i) a lump-sum payment equal to twelve months of his then-current base salary and payment of COBRA premiums for a twelve month period, if the termination is within the first twenty-four months of Mr. Piszel’s employment, or (ii) a lump-sum payment equal to twenty-four months of his then-current base salary and benefit continuation for an initial six month period and payment of COBRA premiums for an additional eighteen month period, if the termination is after twenty-four months of Mr. Piszel’s employment.

In the event that Mr. Piszel voluntarily terminates his employment at any time (other than for good reason within two years after a change in control of the Company), the Piszel Agreement provides that he would not be eligible to receive any of the severance benefits under the Piszel Agreement. In the event that Mr. Piszel’s employment is terminated due to death or disability, he or his beneficiaries or estate would be entitled to continuation of benefits for a period of 12 months and a lump-sum payment equal to 12 months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Piszel signs a waiver and release of claims substantially in the form prescribed by the Piszel Agreement.

Employment Agreement with Mr. Wing.    Mr. Wing has an Employment Letter Agreement with the Company dated March 8, 2002 (the “Wing Agreement”). Mr. Wing’s annual base salary pursuant to the Wing Agreement is currently $525,000. Under the Wing Agreement, Mr. Wing, on his first day of employment, received an engagement bonus of $300,000 in anticipation of his remaining employed by the Company for at least three years. If, within the first three years of employment, Mr. Wing voluntarily terminates his employment or the Company terminates him for “cause” (as defined in the Wing Agreement), Mr. Wing will be required to repay the Company a prorated portion of the engagement bonus.

The Wing Agreement provides that Mr. Wing’s employment with the Company may be terminated by him or the Company at any time, with or without advance notice and with or without cause. The Wing Agreement provides Mr. Wing with two potential severance arrangements other than due to his death or “disability” (as defined in the Wing Agreement):

•

If, at any time within two years after a “change in control” (as defined in the Wing Agreement), the Company terminates Mr. Wing without cause or he voluntarily resigns for “good reason” (as defined in the Wing Agreement), and signs a waiver and release of claims substantially in the form prescribed by the Wing Agreement, Mr. Wing will be entitled to receive a lump-sum payment equal to thirty-six months of his then current base salary, benefit continuation for an eighteen month period and payment of COBRA premiums for an additional eighteen month period. This severance allowance will be forfeited in the case of a termination by Mr. Wing if the Company requests in writing, prior to the termination, that Mr. Wing continue in the employ of the Company for 90 days following the change in control, and Mr. Wing voluntarily leaves the employ of the Company prior to the expiration of that 90-day period.

•	If at any time not within two years after a change in control Mr. Wing’s employment is terminated by the Company without cause, Mr. Wing will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Wing Agreement, a lump-sum payment equal to twenty-four months of his then current base salary, six months of benefit continuation and payment of COBRA premiums for an additional eighteen months.

In the event that Mr. Wing voluntarily terminates his employment at any time (other than for good reason within two years after a change in control of the Company), the Wing Agreement provides that he would not be eligible to receive any of the severance benefits under the Wing Agreement. In the event that Mr. Wing’s employment is terminated due to death or “disability” (as defined in the Wing Agreement), he or his beneficiaries or estate would be entitled to continuation of benefits for a period of twelve months and a lump-sum payment equal to twelve months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Wing signs a waiver and release of claims substantially in the form prescribed by the Wing Agreement.

Employment Agreement with Mr. Rich.    Mr. Rich has an Employment Letter Agreement with the Company dated January 25, 2002 (the “Rich Agreement”). Mr. Rich’s annual base salary pursuant to the Rich Agreement is currently $525,000. Under the Rich Agreement, Mr. Rich received an engagement bonus of $450,000 in anticipation of his remaining employed by the Company for at least two years.

The Rich Agreement provides that Mr. Rich’s employment with the Company may be terminated by him or the Company at any time, with or without advance notice and with or without “cause” (as defined in the Rich Agreement). The Rich Agreement provides Mr. Rich with two potential severance arrangements other than due to death or “disability” (as defined in the Rich Agreement):

•	If at any time within two years after a “change in control” (as defined in the Rich Agreement), Mr. Rich’s employment is terminated by the Company without cause or he voluntarily resigns for “good reason” (as defined in the Rich Agreement) and signs a waiver and release of claims substantially in the form prescribed by the Rich Agreement, Mr. Rich will be entitled to receive a lump-sum payment equal to thirty six months of his then current base salary, benefit continuation for an eighteen month period and payment of COBRA premiums for an additional eighteen month period. Mr. Rich would also be entitled to receive a payment equal to three times the greater of (i) his target annual incentive bonus for the year of termination and (ii) the amount of the annual incentive bonus earned by Mr. Rich for the year prior to the date of termination, provided that the payment in respect of the annual incentive bonus would only be paid if the Company’s Common Stock was trading at a price of at least $35 per share at the time of such termination. This severance allowance will be forfeited in the case of a termination by Mr. Rich if the Company requests in writing, prior to the termination, that Mr. Rich continue in the employ of the Company for 90 days following the change in control, and Mr. Rich voluntarily leaves the employ of the Company prior to the expiration of that 90-day period.

•

If at any time that is not within two years after a change in control Mr. Rich’s employment is terminated by the Company without cause or he voluntarily resigns for good reason, Mr. Rich will be entitled to receive, if he signs a waiver and release of claims substantially in the form prescribed by the Rich Agreement, a lump-sum payment equal to twenty-four months of his then current base salary, six months of benefit continuation and payment of COBRA premiums for an additional eighteen months. Mr. Rich would also be entitled to receive a payment equal to two times the greater of (i) his target annual incentive bonus for the year of termination and (ii) the amount of his annual incentive bonus earned by Mr. Rich for the year prior to the date of termination, provided that the payment in respect of the annual incentive bonus would only be paid if the Company’s Common Stock was trading at a price of at least $35 per share at the time of such termination.

In the event that Mr. Rich voluntarily terminates his employment at any time other than for good reason, the Rich Agreement provides that he would not be eligible to receive any of the severance benefits under the Rich Agreement. In the event that Mr. Rich’s employment is terminated due to death or “disability” (as defined in the Rich Agreement), he or his beneficiaries or estate would be entitled to continuation of benefits for a period of twelve months and a lump-sum payment equal to twelve months of his then-current base salary, provided, in the case of termination due to disability, that Mr. Rich signs a waiver and release of claims substantially in the form prescribed by the Rich Agreement. Mr. Rich would also be entitled to receive a payment equal to the greater of (i) his target annual incentive bonus for the year of termination and (ii) the amount of his annual incentive bonus earned by Mr. Rich for the year prior to the date of termination, provided that the payment would only be paid if the Company’s Common Stock was trading at a price of at least $35 per share at the time of such termination.

Employment Agreements with Other Executive Officers.    The Company has also entered into employment agreements with the other executive officers listed on the “Executive Officers” table set forth elsewhere in this Proxy Statement. In general, the executive officers’ employment agreements with the Company entitle the executive officer to a base salary, and the ability to participate in various insurance, stock option, pension, incentive compensation and various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, if the executive officer meets the applicable participation requirements. In addition, several of the executive officers are entitled to an auto allowance and reimbursement of certain costs incurred for personal financial counseling services and relocation benefits.

Severance Agreements with Executive Officers.    The Company has entered into a severance payment agreement (a “Severance Payment Agreement”) with each of its executive officers, including the Named Executive Officers, either in the form of a separate document or as part of the officer’s Employment Letter Agreement. The Severance Payment Agreement for each of the Named Executive Officers is described above. For the remaining executive officers, under his or her Severance Payment Agreement, each executive will receive a one-time lump sum payment ranging from one to three times base salary plus, for a period of one to three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control (as defined therein). If the Company terminates the employment of the executive other than following a change in control and other than for cause (as defined in the Severance Payment Agreement), the executive would be entitled to receive a severance payment ranging from one to two times base salary plus, for a period of one to two years, continued health and welfare benefit coverage. For each of the executive officers (other than the Named Executive Officers and Messrs. Lynch, Nelson and Scheff), if the change in control benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the covered executives shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Under the Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances, and must enter into a Waiver and Release of Claims in order to receive severance payments.

Compensation Committee Interlocks and Insider Participation

Decisions regarding the Company’s executive compensation are made by the Compensation Committee. During 2004 and through the date hereof, the Compensation Committee was comprised of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). As of the date of this report, the Compensation Committee consists of Ms. Fitzgerald (Chair), Bouchard, Farley, Foley, Hanselman and Yeager, all of whom are “outside directors” (within the meaning of Section 162(m) of the Code). No related party transactions between the Company and any of the foregoing members of the Compensation Committee occurred in 2004.

DIRECTORS’ COMPENSATION FOR 2004

During 2004, the annual retainer payable to non-employee directors of the Company was $30,000 per year. Each non-employee director who chaired the Compensation Committee, Governance Committee and Finance Committee received an additional annual retainer of $5,000. The non-employee director who chaired the Audit Committee received an additional annual retainer of $15,000. Each non-employee director also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended, other than the Audit Committee. Non-employee directors received a $2,000 fee for each Audit Committee meeting attended. In lieu of these retainer and meeting fees, Mr. Greaves received $15,833 per month from January 2004 through December 2004, for his services as Chairman of the Board of Directors. No fees are paid to employees of the Company for service as a director.

In addition, in 2004, non-employee directors of the Company participated in the Company’s Third Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) and the Company’s 1998 Stock Option Plan (the “1998 Plan”). Under the Director Plan, 500,000 shares of Common Stock are reserved for initial grants of nonqualified stock options to directors when they join the Company’s Board and automatic annual grants of nonqualified stock options on each year such director is re-elected to the Company’s Board. Each non-employee director grant entitles the optionee to purchase the granted number of shares of Common Stock (which number is determined pursuant to grant formula provisions in the Director Plan) at an exercise price equal to the fair market value of Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a “change in control” of the Company, as defined in the Director Plan and 1998 Plan, as applicable.

On March 24, 2004, options to purchase 7,500 shares at an exercise price of $23.61 were granted under the Director Plan to each of Messrs. Craver and Yeager pursuant to the initial grant formula provisions of the Director Plan. In May 2004, it was determined that there were not enough shares available for grant under the Director Plan to make the annual stock option grant to directors. As such, annual grants were made to directors under the 1998 Plan using the annual grant formula provisions of the Director Plan. On May 16, 2004, options to purchase (i) 7,500 shares at an exercise price of $22.76 per share were granted to each of Messrs. Bouchard, Farley, Foley, Greaves, Hanselman, Stegemeier and Willison and Ms. Fitzgerald, under the 1998 Plan, and (ii) 1,027 shares at an exercise price of $22.76 per share were granted to each of Messrs. Craver and Yeager, under the 1998 Plan. Pursuant to the annual grant formula provisions of the Director Plan, Messrs. Craver and Yeager received a pro-rated annual grant based on the number of days that had elapsed since their initial grant of stock options. The terms and conditions of the annual grants made to non-employee directors under the 1998 Plan are substantially the same as grants made under the Director Plan except that the definition of “change in control” is different in the 1998 Plan.

During 2004, the Company maintained a deferred compensation plan pursuant to which both officers and non-employee directors were eligible to defer up to 100% of their compensation (the “Company Deferred Comp Plan”). The compensation deferred under such plan is credited with earnings or losses measured by the rate of return on investments elected by plan participants. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account. Effective January 1, 2004, the Company created a deferred compensation plan solely for non-employee directors. The terms and conditions of the new non-employee director deferred compensation plan are substantially the same as the Company Deferred Comp Plan, except with respect to the deferral year under the plan. Under the new plan, the deferral period is the twelve-month period beginning on July 1 and ending on June 30, provided, that the deferral year for the first year of the plan began on January 1, 2004 and ended on June 30, 2004. The purpose of the new plan is to more closely align the deferral year with the term served by the non-employee directors. Mr. Willison and Ms. Fitzgerald participated in the non-employee director deferred compensation plan in 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Set forth below is a tabulation indicating those persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock as of March 11, 2005. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Legg Mason Funds Management, Inc. and related entities 100 Light Street Baltimore, MD 21202	21,957,996	(3)	19.78%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	11,236,593	(4)	10.12%

Pzena Investment Management, LLC 120 West 45th Street New York, NY 10036	8,679,001	(5)	7.82%

Vanguard Windsor Funds—Windsor Fund 100 Vanguard Blvd. Malvern, PA 19355	6,835,860	(6)	6.16%

(1)	Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)	Represents the percentage of outstanding shares of Common Stock beneficially owned as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the Securities and Exchange Commission.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005 (the “Legg Mason Schedule 13G”), by a group consisting of Legg Mason Funds Management, Inc. (“Legg Mason Funds”), an investment advisor, and Legg Mason Capital Management, Inc., an investment advisor (“Legg Mason Capital”). The Legg Mason Schedule 13G reports that, of the 21,957,996 shares beneficially owned by the group, Legg Mason Funds has shared power to vote or direct the vote and to dispose or direct the disposition of 15,772,499 shares, and Legg Mason Capital has shared power to vote or direct the vote and to dispose or direct the disposition of 6,185,497 shares. The Legg Mason Schedule 13G indicates that various accounts managed by Legg Mason Funds and Legg Mason Capital have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares beneficially owned by the group, and that the interest of one account, Legg Mason Value Trust, Inc. (“Legg Mason Trust”), an investment company managed by Legg Mason Funds, amounted to 10,700,000 shares, or 9.64% of the total shares outstanding. The Legg Mason Schedule 13G states that Legg Mason Trust has shared power to vote or direct the vote and to dispose or direct the disposition of those 10,700,000 shares.

(4)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, Wellington Management Company, LLP (“WMC”) is an investment adviser and a parent holding company or control person. Wellington Trust Company, NA, a bank and a wholly-owned subsidiary of WMC, acquired the shares listed as beneficially owned by WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own the shares, all of which are held of record by clients of WMC. These shares include shares owned of record by Vanguard Windsor Fund, a client of WMC, representing more than five percent of the outstanding shares of the Company’s Common Stock. WMC has shared power to vote or direct the vote of 3,176,833 shares, and shared power to dispose or to direct the disposition of 11,236,593 shares.

(5)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005, Pzena Investment Management, LLC (“Pzena”) is an investment adviser. Pzena may be deemed to beneficially own the shares, all of which are held of record by clients of Pzena. Pzena has sole power to vote or direct the vote of 6,361,509 shares, and sole power to dispose or to direct the disposition of 8,679,001 shares.

(6)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005, Vanguard Windsor Funds—Vanguard Windsor Fund (“Vanguard Windsor”) is a registered investment company. Vanguard Windsor has sole power to vote or direct the vote and shared power to dispose or direct the disposition of 6,835,860 shares.

Security Ownership of Management

The following table sets forth the number of shares of Common Stock beneficially owned by each director of the Company serving on the Board on March 11, 2005, by each Named Executive Officer on March 11, 2005 and by all directors and executive officers as a group as of March 11, 2005, and the percentage that these shares bear to the total number of shares of Common Stock outstanding as of such date:

Name of Individual or Number of Persons in Group	Amount of Shares Beneficially Owned(**)		Percent of Class
J. Thomas Bouchard	76,493	(1)	*
Theodore F. Craver, Jr.	4,550	(2)	*
Thomas T. Farley	76,000	(3)	*
Gale S. Fitzgerald	21,614	(4)	*
Patrick Foley	84,967	(5)	*
Roger F. Greaves	91,132	(6)	*
Richard W. Hanselman	57,159	(7)	*
Richard J. Stegemeier	47,500	(8)	*
Bruce G. Willison	34,250	(9)	*
Frederick C. Yeager	2,980	(10)	*
Jay M. Gellert	1,888,072	(11)	1.66%
Anthony S. Piszel	60,000	(12)	*
Marvin P. Rich	443,334	(13)	*
Christopher P. Wing	302,500	(14)	*
Jeffrey M. Folick	150,000	(15)	*
All current executive officers and directors as a group (20 persons)	4,489,129	(16)	3.86%

*	The amount shown is less than 1% of the outstanding shares.

**	The information contained in this table is based upon information furnished to the Company by the persons named above or obtained from records of the Company. Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(1)	Includes 61,493 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding vested options.

(2)	Includes 2,500 shares with respect to which Mr. Craver has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 11, 2005.

(3)	Includes 57,500 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding vested options. Such amount also includes 10,000 shares held by the Farley Family Trust of which Mr. Farley is a beneficiary and 10,500 shares held under an individual retirement account of which Mr. Farley is a beneficiary.

(4)	Includes 18,614 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding vested options.

(5)	Consists of 84,967 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options.

(6)	Includes 66,689 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options.

(7)	Includes 52,467 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding vested options.

(8)	Consists of 47,500 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding vested options.

(9)	Includes 7,000 shares held in the B&G Willison Living Trust of which Mr. Willison is a beneficiary and 27,250 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding vested options.

(10)	Includes 2,500 shares with respect to which Mr. Yeager has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 11, 2005.

(11)	Includes 1,350,000 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options, and 130,000 shares of restricted stock (none of which shares of restricted stock are currently vested).

(12)	Consists of 60,000 shares of restricted stock (none of which shares of restricted stock are currently vested).

(13)	Includes 433,334 shares with respect to which Mr. Rich has the right to acquire beneficial ownership by virtue of outstanding vested options.

(14)	Includes 148,333 shares with respect to which Mr. Wing has the right to acquire beneficial ownership by virtue of outstanding vested options, 87,500 shares with respect to which Mr. Wing has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 11, 2005, and 40,000 shares of restricted stock (26,667 shares of which are currently vested).

(15)	Consists of 150,000 shares with respect to which Mr. Folick has the right to acquire beneficial ownership by virtue of outstanding vested options.

(16)	Includes an aggregate of 3,475,159 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding vested options and vested restricted stock, an aggregate of 263,333 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of unvested restricted stock, and an aggregate of 195,500 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 11, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors, certain executive and other officers, and any person holding more than ten percent of the Company’s Common Stock are required to report their ownership and any changes in that ownership to the SEC and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers, directors and beneficial owners of more than ten percent of its Common Stock complied with Section 16(a) for the year ended December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to securities of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2004:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	9,123,001	$23.74	2,987,482
Equity compensation plans not approved by security holders (2)	4,921,528	$25.50	573,220
Total	14,044,529	$24.35	3,560,702

(1)	Includes all stock option plans of the Company other than the Company’s 1998 Stock Option Plan.

(2)	The Company currently maintains one stock option plan that has not been approved by stockholders, the Company’s 1998 Stock Option Plan. The following is a description of the material provisions of the 1998 Stock Option Plan. This description is qualified in its entirety by reference to the 1998 Stock Option Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2004.

1998 Stock Option Plan

On December 5, 1998, the Company adopted the 1998 Stock Option Plan, which was amended and restated on May 4, 2000, and further amended on October 13, 2000, December 18, 2000 and March 14, 2002 (collectively, the “1998 Stock Option Plan” and/or the “Plan”). The purposes of the 1998 Stock Option Plan are (1) to align the interests of our stockholders and recipients of awards under the plan by increasing the proprietary interest of award recipients in our growth and success; (2) to attract and retain employees and directors and (3) to motivate employees and directors to act in the long-term best interests of our stockholders. The 1998 Stock Option Plan is administered by the Compensation Committee or by the Board of Directors. References in this summary to the Compensation Committee refer also to the Board of Directors, if and to the extent that the Board of Directors elects to act in an administrative capacity with respect to the Plan. The terms of the Plan permit the Compensation Committee to delegate some or all of its power and authority under the Plan to officers of the Company.

General.    The Company has reserved for issuance under the 1998 Stock Option Plan a total of 8,256,243 shares of Common Stock available for awards, including 500,000 shares available for stock awards. The number of available shares is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of common stock other than a regular cash dividend. If any award granted under the 1998 Stock Option Plan expires or is terminated for any reason, the shares of Common Stock underlying the award will again be available under the 1998 Stock Option Plan.

Awards.    Under the 1998 Stock Option Plan, the Compensation Committee may grant awards consisting of stock options and stock appreciation rights (“SARs”) and stock awards in the form of restricted stock (which may include associated cash awards) or bonus stock to eligible employees and directors. However, no awards may be granted under the Plan to certain highly compensated officers of the Company.

•	Stock options. Stock option awards under the Plan consist of stock options which are not intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. At the time a stock option is granted, the Compensation Committee determines the number of shares of Common Stock subject to the option, the exercise price per share of underlying Common Stock, the period during which the option may be exercised and the restrictions on and conditions to exercise of the option. The exercise price of the option per share of underlying Common Stock must be at least equal to the fair market value of a share of the Common Stock on the date the option is granted.

•	Stock appreciation rights. The Compensation Committee may grant SARs in conjunction with a concurrent or pre-existing stock option award. A SAR entitles the holder to receive, upon exercise of the SAR and surrender of the related stock option, shares of Common Stock, cash or a combination of stock and cash with an aggregate value equal to the product of

•	the excess of (1) the fair market value of one share of Common Stock on the date of exercise over (2) the base price of the SAR,

multiplied by

•	the number of shares of Common Stock subject to the surrendered stock option. The base price of a SAR is equal to the exercise price per share of the related stock option. The term, exercisability and other provisions of a SAR are fixed by the Compensation Committee.

The Compensation Committee determines the period for exercise of a SAR, provided, that, the SAR shall not be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

•	Stock awards. The Compensation Committee may award shares of the Company’s Common Stock either as a restricted stock award or as bonus stock that is not subject to restriction. Bonus stock awards are vested upon grant. In the case of restricted stock, the Compensation Committee fixes the restrictions, the restriction period and the valuation date and the price, if any, to be paid to the holder of each share of restricted stock subject to the award. The recipient of a restricted stock award will be unable to dispose of the shares prior to the expiration of the applicable restricted period. Unless otherwise determined by the Compensation Committee, during the restricted period, the recipient is entitled to vote the shares and receive any regular cash dividends on the shares. In connection with any restricted stock award, the Compensation Committee may authorize the payment of a cash award, subject to restrictions and other terms and conditions prescribed by the Compensation Committee, to the holder of the restricted stock, payable at any time after the restricted stock becomes vested. The amount of the cash award may not exceed 100% of the average fair market value of the restricted stock as determined over a period of 60 consecutive trading days ending on the applicable valuation date.

Change in Control.    In the event of a “Change in Control” (as defined in the 1998 Stock Option Plan) all stock options and SARs outstanding under the 1998 Stock Option Plan will become immediately exercisable in full and the restrictions on all restricted stock awards will lapse. All awards under the Plan are required to be evidenced by a written agreement on terms approved by the Compensation Committee, subject to the provisions of the Plan. An agreement evidencing stock options or restricted stock granted under the Plan may contain provisions limiting the acceleration of the exercisability of options and the acceleration of the lapse of restrictions on restricted stock in connection with a Change in Control as the Compensation Committee deems appropriate to ensure that the penalty provisions applicable to excess parachute payments under the Internal Revenue Code of 1986, as amended, will not apply to any stock, cash or other property received by the award holder from the Company.

Termination of Employment or Service.    In the event of the termination of employment or service as a director of the holder of an award, other than in the event of a termination or removal for “Cause” (as defined under the 1998 Stock Option Plan), the Compensation Committee may provide for the vesting of the holder’s restricted stock, cash awards and stock options under the Plan. In the event an award holder is terminated (or removed from the Board of Directors) for “Cause,” all of the holder’s restricted stock and cash awards under the Plan that remain subject to restrictions will be forfeited and all of the holder’s stock options under the Plan will be terminated.

Amendment and Termination.    The Plan, which is subject to amendment or termination by the Board of Directors, will terminate automatically, unless terminated earlier by the Board of Directors, when shares of the Company’s Common Stock are no longer available for the grant of awards under the Plan.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF HEALTH NET, INC.

The Audit Committee of the Board of Directors of Health Net, Inc. (the “Company”) is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee is also responsible for the selection, evaluation and oversight of Company’s independent auditors. The Audit Committee is composed of six non-employee directors and operates under a written charter adopted by the Board of Directors. Each Audit Committee member is independent (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing management’s assessment of the Company’s internal control over financial reporting and the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held 13 meetings during the year ended December 31, 2004 and met in executive session at each meeting. The Audit Committee reviewed and discussed with management and the independent auditors management’s assessment of internal control over financial reporting as of December 31, 2004 and the audited consolidated financial statements of the Company for the year ended December 31, 2004. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), the standards of the Public Company Accounting Oversight Board and Rule 207 of Regulation S-X of the Securities Act of 1933, as amended. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services by the auditors was compatible with maintaining the auditors’ independence. The Audit Committee reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on its review and the foregoing meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that management’s report on internal control over financial reporting as of December 31, 2004, as presented by management and audited by the Company’s independent auditors, and the audited consolidated financial statements of the Company for the year ended December 31, 2004, as audited by the Company’s independent auditors, each be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee selected the Company’s independent auditors and recommended to the Board of Directors that the Board of Directors seek stockholder ratification of the Company’s independent auditors.

Theodore F. Craver, Jr. (Chairman)

Thomas T. Farley

Gale S. Fitzgerald

Richard J. Stegemeier

Bruce G. Willison

Frederick C. Yeager

Dated: March 11, 2005

PRINCIPAL INDEPENDENT REGISTERED ACCOUNTANT FEES AND SERVICES

Principal Accounting Firm Fees

The following table shows the fees (in thousands) billed to the Company by Deloitte & Touche LLP for each of years ended December 31, 2004 and 2003.

	2004	2003
Audit fees(a)	$7,042	$4,250
Audit-related fees(b)(c)	704	625
Total audit and audit-related fees	7,746	4,875
Tax fees(c)(d)	195	525
All other fees(c)
Fees for assistance with operational initiatives	1,581	—
Total fees(e)	$9,522	$5,400

(a)	Includes fees for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries. In 2004, also includes audit of internal controls over financial reporting.

(b)	Includes fees for actuarial certifications for regulatory filings, audits of employee benefit plans and divested subsidiaries, Sarbanes-Oxley Act Section 404 advisory services and consultations on accounting standards or transactions.

(c)	The Audit Committee has determined that the provision of these services was compatible with maintaining the principal accountant’s independence.

(d)	Includes fees for income and sales tax planning.

(e)	All such fees were approved by the Audit Committee of the Company’s Board of Directors.

Approval of Non-Audit Services

In 2004, the Audit Committee approved the following non-audit services to be performed by Deloitte & Touche LLP, our independent auditor during 2005: (1) tax matter services and consultations; (2) actuarial certification services; (3) benefit plan audit services; (4) assistance with operational initiatives; and (5) certain other miscellaneous non-audit services permitted under Section 10A of the Exchange Act.

All non-audit services shall be presented to the Audit Committee Chairman for pre-approval prior to the engagement and pre-approval will be reviewed by the full Audit Committee at the next scheduled meeting. Such non-audit services Deloitte & Touche may be expected to provide include: (i) due diligence assistance, (ii) debt and other SEC registration statement assistance, (iii) SEC or IRS inquiry assistance, (iv) audits of unique businesses or business segments that the Company is considering to be part of a transaction, (v) comfort letters (i.e., letters setting forth the comfort level of the independent auditors with data or figures contained within a document, which letters are prepared at the request of (and relied upon) by third parties) and (vi) accounting research assistance.

PROPOSAL 2—APPROVAL OF 2006 EXECUTIVE OFFICER INCENTIVE PLAN

General

On recommendation of the Compensation Committee, the Board of Directors is proposing for stockholder approval the Health Net, Inc. 2006 Executive Officer Incentive Plan (the “2006 Plan”). Stockholder approval of the 2006 Plan is required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify compensation paid under the 2006 Plan as performance-based compensation. In general, Section 162(m) of the Code, imposes a limit on corporate tax deductions for compensation in excess of one million dollars per year paid by a public company to its Chief Executive Officer or any of the next four highest paid executive officers. An exception to this limitation is provided for performance-based compensation. Section 162(m) generally requires that such executive officers’ compensation satisfy certain conditions in order to qualify for the performance-based exclusion from the one million dollar deduction cap. The Compensation Committee and the Board of Directors have approved, subject to stockholder approval, the 2006 Plan which is intended to meet these conditions.

If the 2006 Plan is approved by the Company’s stockholders, it will take effect as of January 1, 2006 and will remain in effect until December 31, 2011, unless terminated earlier by the Compensation Committee. The following is a description of the material provisions of the 2006 Plan. This description is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached to this Proxy Statement as Annex A.

Description of the 2006 Plan

Purposes.    The purposes of the 2006 Plan are to retain and motivate the executive officers of the Company who have been designated by the Compensation Committee to be participants for a performance period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the performance period.

Administration.    The 2006 Plan will be administered by the Compensation Committee which consists solely of two or more directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee will have the sole discretion and authority to administer and interpret the 2006 Plan and any awards granted thereunder.

Eligibility and Participation.    Eligibility to participate in the 2006 Plan is limited to executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the Company. The Compensation Committee will select the eligible 2006 Plan participants (“Participants”) for each performance period under the 2006 Plan. Participants in the 2006 Plan for a specific performance period will not be eligible to participate in any other plans during such performance period, including but not limited to, the Management Incentive Plan.

Award Determinations.    By no later than the latest time permitted by Section 162(m) of the Code (generally, however, no later than the earlier of (i) 90 days after the commencement of the performance period and (ii) the date on which twenty-five percent (25%) of the performance period has been completed) and while the outcome of each goal remains substantially uncertain within the meaning of Section 162(m) of the Code (the “Applicable Period”), the Compensation Committee will establish one or more objective performance goals for such performance period for each Participant or for any group of Participants. Performance goals will be based exclusively on one or more of the following objective corporate-wide or subsidiary, division or operating unit measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; total stockholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals will be subject to such other special rules and conditions as the Compensation Committee may establish at any time within the Applicable Period. Unless the Compensation Committee decides otherwise, the measures utilized in establishing performance goals under the 2006 Plan shall be determined in accordance with generally accepted accounting principles.

At the time performance goals are established for a performance period, the Compensation Committee shall also establish an individual award opportunity for each Participant or group of Participants, based on the achievement of one or more specified targets of performance goals (“targeted awards”). The targets will be expressed in terms of an objective formula or standards which may be based upon a Participant’s annual base salary or a multiple thereof. The Compensation Committee may, pursuant to its discretion, reduce or eliminate, in whole or in part, payment of any targeted award that would otherwise be payable to a Participant. The Compensation Committee has no discretion to increase the amount of a Participant’s targeted award.

All awards will be paid in cash or in shares of Common Stock of the Company; provided, however, that no awards will be paid unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goal(s) specified for such performance period, as required by Section 162(m) of the Code. Each Participant may elect that all or part of the award for that period will be deferred and distributed at a later date. Any awards which are not deferred will be paid no later than 2 1/2 months after the end of the applicable performance period.

Other Compensation.    Subject to the terms of the 2006 Plan, the Company may and does pay cash, other awards and other compensation to certain officers under other authority of the Board of Directors or applicable law.

New Plan Benefits.    It is not possible to determine the awards that would have been made had the 2006 Plan been in effect in 2004. However, it is expected that the 2006 Plan will be administered in a manner consistent with the Company’s existing compensation practices and that awards paid in future years will be consistent with awards in prior years, taking into account changes in the performance goals and awards levels that the Compensation Committee sets for each performance period. Bonus awards to the Named Executive Officers in 2004 are as shown in the Summary Compensation Table.

The affirmative vote of majority of the votes cast on this proposal will constitute approval of the 2006 Executive Officer Incentive Plan. Abstentions will not be counted as votes cast and will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR Proposal 2

to approve the 2006 Executive Officer Incentive Plan.

PROPOSAL 3—APPROVAL OF 2005 LONG-TERM INCENTIVE PLAN

General

On recommendation of the Compensation Committee, the Board of Directors is proposing for stockholder approval the Health Net, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”). The 2005 Plan is an amendment and restatement of the Company’s 2002 Stock Option Plan (the “2002 Plan”) that was approved by stockholders in 2002 and the Company’s 1997 Stock Option Plan (the “1997 Plan”) that was approved by stockholders in 1997 (together, the “Prior Plans”). The 2005 Plan integrates into a single plan the Prior Plans and amends the Prior Plans to permit additional types of awards, i.e., restricted stock unit awards and performance-based awards.

Upon the effective date of the 2005 Plan, no further awards will be granted under the terms of the Prior Plans and shares available under the Prior Plans immediately prior to such effective date will be available under the 2005 Plan. The 2005 Plan does not authorize the issuance of any shares of Common Stock for awards which were not available under the Prior Plans immediately prior to the effective date of the 2005 Plan. The adoption of the 2005 Plan will not affect the terms of any outstanding awards under the Prior Plans, and such outstanding awards will continue to be governed by the terms of the applicable Prior Plan.

Approval of the 2005 Plan by stockholders will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company may be based, and (ii) the limits on the amount of cash and shares that may be awarded to any individual participant to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The following is a description of the material provisions of the 2005 Plan. This description is qualified in its entirety by reference to the 2005 Plan itself, a copy of which is attached to this Proxy Statement as Annex B.

Description of the 2005 Plan

Purposes.    The purposes of the 2005 Plan are (i) to align the interests of the Company’s stockholders and recipients of awards under the 2005 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining key salaried employees and (iii) to motivate such employees to act in the long-term best interests of the Company’s stockholders. Under the 2005 Plan, the Company may grant non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights (“SARs”), restricted stock awards, bonus stock awards, restricted stock unit awards (“RSUs”) and performance awards. All key salaried employees and persons expected to become key salaried employees of the Company will be eligible to participate in the 2005 Plan.

Administration.    The 2005 Plan will be administered by the Compensation Committee, which consists solely of “outside directors” within the meaning of Section 162(m) of the Code. Subject to the express provisions of the 2005 Plan, the Compensation Committee will have the authority to select eligible key salaried employees who will receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2005 Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to prescribe rules and regulations for administering the 2005 Plan and to decide questions of interpretation or application of any provision of the 2005 Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, and to the extent legally permissible, the Compensation Committee may delegate some or all of its power and authority to administer the 2005 Plan to executive officers of the Company as it deems appropriate or necessary.

Section 162(m).    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and four most highly compensated executive officers other than the chief executive officer. However, qualified performance-based compensation is not subject to the $1 million deduction limit. Qualified performance-based compensation is compensation that satisfies the following requirements: (i) the compensation is payable after the attainment of performance goals determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s stockholders and (iii) payment is not made before the committee certifies that the applicable performance goals were satisfied.

The Compensation Committee may establish performance measures based on one or more of the following: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; total stockholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

Available Shares.    Under the 2005 Plan, fifteen million (15,000,000) shares of Common Stock are available for awards. Such 15,000,000 shares of Common Stock shall be reduced by the sum of the aggregate number of shares of Common Stock subject to outstanding awards under the Prior Plans. Under the 2005 Plan, the total number of shares of Common Stock available for all Stock Awards is 850,000 shares. The number of shares available for awards under the 2005 Plan is subject to adjustment in the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event. To the extent that shares of Common Stock subject to an outstanding award under the Plan or the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under the 2005 Plan. The maximum number of shares of Common Stock with respect to which options, SARs and restricted stock, restricted stock unit awards, bonus stock awards or performance awards (or the fair market value thereof paid in cash) may be granted during the term of the 2005 Plan to any person is 3,000,000 shares, subject to adjustment as described above.

Grants of Awards.    Because grants under the 2005 Plan are discretionary, the Company is not able to predict the amounts, types, or recipients of future grants. If the proposed amendment and restatement of the Prior Plans had been approved prior to 2004, then all grants that were made under the Prior Plans in 2004 would have instead been made under the 2005 Plan.

Change in Control.    In the event of a “Change in Control” (as defined in the 2005 Plan), (i) all outstanding options and SARs will be exercisable in full, (ii) the restriction period applicable to any outstanding restricted stock award or restricted stock unit award shall lapse, (iii) the performance period applicable to any outstanding performance award shall lapse and (iv) the performance measures applicable to any outstanding award shall be deemed satisfied, as determined by the Board of Directors, at the minimum, target or maximum level, except as otherwise provided in the applicable agreement evidencing such award.

Effective Date, Termination and Amendment.    If approved by stockholders at the Annual Meeting, the 2005 Plan will become effective as of the date of such approval, and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 2005 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, (i) increase the maximum number of shares of Common Stock available under the 2005 Plan, (ii) effect any change inconsistent with Section 422 of the Code or (iii) extend the term of the 2005 Plan.

Stock Options—General.    The Compensation Committee will determine the conditions to the exercisability of an option. Upon exercise of an option, including an incentive stock option, the purchase price may be paid in cash, by delivery of previously acquired shares of Common Stock, by withholding shares otherwise deliverable upon exercise or, to the extent legally permissible, by delivery of an irrevocable notice of exercise to a broker acceptable to the Company.

Non-Qualified Stock Options and Stock Appreciation Rights.    The period for the exercise of a non-qualified stock option or SAR, including the period during which a non-qualified stock option or SAR is exercisable following termination of employment, will be determined by the Compensation Committee. The exercise price of a non-qualified stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, and the base price of an SAR will be the exercise price of the related option. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock, cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

Incentive Stock Options.    No incentive stock option will be exercisable more than ten years after its date of grant, except that if the recipient of the incentive stock option owns more than ten percent of the voting power of all shares of capital stock of the Company (a “ten percent holder”), such incentive stock option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, except that if the recipient of the incentive stock option is a ten percent holder, the exercise price will not be less than 110% of the fair market value of the Common Stock on the date of grant of such option.

In the event of the termination of an optionee’s employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of one year after such termination (or such shorter period as specified by the Compensation Committee in the option agreement), but in no event after the expiration of the incentive stock option. In the event of the termination of an optionee’s employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of three months after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the applicable exercise period following termination of employment, such incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder’s death, and may thereafter be exercised for a period of one year (or such shorter period as specified by the Compensation Committee in the option agreement), but in no event after expiration of the incentive stock option.

Bonus Stock and Restricted Stock Awards.    The 2005 Plan provides for the grant of stock awards which are vested upon grant (“bonus stock”), and stock awards which may be subject to a restriction period (“restricted stock”). Shares of restricted stock are non-transferable and, as determined by the Compensation Committee, subject to forfeiture if, during the restriction period, (i) the holder does not remain continuously in the employment of the Company; (ii) specified performance measures are not satisfied or (iii) the holder does not satisfy any other applicable conditions. All terms relating to the termination of the restriction period, or the cancellation or forfeiture of a restricted stock award upon the termination of employment of a holder of such award shall be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends or distributions with respect to the shares of restricted stock. In connection with a restricted stock award, the Compensation Committee may authorize the payment of a cash award to the holder of the restricted stock at any time after the restricted stock becomes vested. The cash award with respect to a share of restricted stock cannot exceed the average fair market value of a share of Common Stock during the sixty consecutive trading days ending on the valuation date specified in the restricted stock agreement.

Restricted Stock Unit Awards.    The 2005 Plan provides for the grant of restricted stock unit awards (“RSU”). An RSU is a right to receive, upon vesting, shares of Common Stock, cash or a combination thereof with a value equal to the fair market value of the Common Stock on the date of vesting. An RSU shall be subject to forfeiture if, during the restriction period, (i) the holder does not remain continuously in the employment of the Company; (ii) specified performance measures are not satisfied or (iii) the holder does not satisfy any other applicable conditions. Prior to the settlement of an RSU award, the holder of such RSU has no rights as a stockholder of the Company with respect to the shares subject to the award; however, the agreement evidencing the award may allow the holder of the RSU to receive, on a current or deferred basis, dividend equivalents with respect to the shares of Common Stock subject to the award and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents.

Performance Awards.    The 2005 Plan provides for the grant of performance awards. A performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive shares of Common Stock or cash of a specified amount. The number of shares of Common Stock subject to the performance award, the applicable performance measures and the performance period will be determined by the Compensation Committee. All terms relating to the vesting and forfeiture of such award upon the satisfaction of, or to failure satisfy, the performance measures shall be determined by the Compensation Committee.

Federal Income Tax Consequences

The following is a brief discussion of the federal income tax consequences of awards made under the 2005 Plan, as proposed, and is based on present federal tax laws and regulations. The following does not purport to be a complete description of the federal income tax laws and should not be relied upon as such. The following does not address the state, local or other tax consequences of awards made under the 2005 Plan.

Stock Options.    A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value on the date of exercise of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within one of the above-described periods, then the participant will recognize ordinary income, and the Company generally will be entitled to a corresponding deduction, in an amount equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price. Any further gain or loss arising from the disposition of such shares will be taxed as long-term or short-term capital gain or loss, and the Company will not be entitled to any deduction.

SARs.    A participant will not recognize any income upon the grant of an SAR. In the case of an SAR settled in unrestricted shares of Common Stock, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of shares delivered upon such exercise and the Company generally will be entitled to a corresponding deduction. If an SAR is settled in shares of restricted stock, the tax consequences associated with such SAR shall be determined in accordance with section below titled “Restricted Stock.” The tax treatment of SARs settled in whole or in part in cash are not addressed because of the uncertainty regarding the application of the adverse tax consequences under Section 409A of the Code to the holders of such awards.

Restricted Stock.    A participant will not recognize any income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time the restricted stock is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant generally is deductible by the Company. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company generally will be entitled to a corresponding deduction.

Bonus Stock.    A participant receiving bonus stock will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the bonus stock is awarded in an amount equal to the then fair market value of such stock. This amount generally is deductible by the Company as a compensation expense.

Restricted Stock Units.    A participant will not recognize any income at the time of the grant of an RSU and the Company will not be entitled to a tax deduction at such time. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse in an amount equal to the fair market value of the shares delivered and cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

Performance Awards.    A participant will not recognize any income at the time of the grant of a performance award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of the performance award in shares of Common Stock, cash or a combination of both, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of the shares delivered and cash paid by the Company, and the Company generally will be entitled to a corresponding deduction. If a performance award is settled in shares of restricted stock, the tax consequences associated with such restricted stock shall be determined in accordance with above section titled “Restricted Stock.”

Because the Compensation Committee administering the 2005 Plan consists solely of “outside directors” within the meaning of Section 162(m) of the Code, based on regulations issued by the United States Department of Treasury, compensation payable with respect to awards under the 2005 Plan may not be subject to the deduction limit under Section 162(m) of the Code to the extent such awards are granted as a result of, or contain restrictions based on, the attainment of performance measures. However, compensation under the 2005 Plan, such as that payable with respect to awards that are not granted as a result of, or do not contain restrictions based on, the attainment of performance measures generally is expected to be subject to such limit.

The summary also does not address the state or local tax aspects of participation in the 2005 Plan. A participant should consult his or her own tax advisor with respect to the specific federal, state, local and other tax consequences of participation in the 2005 Plan.

The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Health Net, Inc. 2005 Long-Term Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the 2005 Plan, an abstention or broker non-vote will have the effect of a vote against the proposal, unless holders of more than 50% in interest of all of the outstanding shares of Common Stock entitled to vote on the proposal cast votes, in which event an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR Proposal 3

to approve the Health Net, Inc. 2005 Long-Term Incentive Plan.

PROPOSAL 4—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2005. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

The Board of Directors is submitting the ratification of the selection of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2005. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants. Abstentions will not be counted as votes cast and will have no effect on the vote to ratify the selection of Deloitte & Touche LLP.

The Board of Directors recommends a vote FOR Proposal 4

to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF DIRECTOR CANDIDATE

RECOMMENDATIONS BY STOCKHOLDERS AND STOCKHOLDER PROPOSALS

Stockholder Recommendations of Director Candidates.    The Company expects to hold its 2006 Annual Meeting of Stockholders in May 2006, although the Company retains the right to change this date, as it may determine. To have a director candidate considered by the Governance Committee for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and record address of the stockholder;

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the stockholder;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and

•	the person’s signed consent to be named as a director if selected by the Governance Committee and nominated by the Board of Directors.

To be timely, the stockholder’s director recommendation must be sent to the Company’s Secretary at 21650 Oxnard Street, Woodland Hills, California 91367 and received by the Secretary no earlier than January 12, 2006 or later than February 11, 2006, provided that, in the event that the 2006 Annual Meeting of Stockholders is called for a date that is earlier than April 17, 2006 or later than June 6, 2006, the stockholder’s director recommendation, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company’s notice of the date of the 2006 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

Stockholder Proposals.    Any stockholder that wishes to submit a written proposal for consideration at the Company’s 2006 Annual Meeting of Stockholders should address such proposal to the Company’s Secretary at 21650 Oxnard Street, Woodland Hills, California 91367. To be in proper written form, a stockholder written proposal must set forth as to each matter the stockholder proposes to bring before the 2006 Annual Meeting of Stockholders:

•	the name and record address of the stockholder;

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the stockholder;

•	a brief description of the business desired to be brought before the 2006 Annual Meeting of Stockholders and the reasons for conducting such business at the 2006 Annual Meeting of Stockholders;

•	a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the Stockholder and any material interest of the Stockholder in such business; and

•	a representation that the stockholder intends to appear in person or by proxy at the 2006 Annual Meeting to bring such business before the meeting.

In order to be included in proxy materials for the Company’s 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received by the Company by November 25, 2005. For a stockholder proposal to be considered timely, the stockholder proposal must be received by the Company’s Secretary no earlier than January 12, 2006 or later than February 11, 2006, provided that, in the event that the 2006 Annual Meeting of Stockholders is called for a date that is earlier than April 17, 2006 or later than June 6, 2006, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company’s notice of the date of the 2006 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

COMMUNICATION WITH DIRECTORS

Communications with Directors.    The Board of Directors has established a process to receive communications from stockholders and other interested parties (collectively, “Interested Parties”). Interested Parties may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Company Secretary” at 21650 Oxnard Street, Woodland Hills, California 91367. In addition, it is Company policy that each of our directors attend the Annual Meeting. Nine of our directors were in attendance at the 2004 Annual Meeting.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Upon written request by any stockholder, the Company will provide without charge a copy of the Company’s Annual Report on Form 10-K and/or proxy statement for the Company’s most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to David W. Olson, Senior Vice President of Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2005 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

ANNEX A

HEALTH NET, INC.

2006 EXECUTIVE OFFICER INCENTIVE PLAN

I.     PURPOSE

The purposes of the Health Net, Inc. Executive Officer Incentive Plan (the “Plan”) are to retain and motivate the Executive Officers of Health Net, Inc. (the “Company”) who have been designated by the Committee to be Participants for a Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.     DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

1.	“Annual Base Salary” shall mean for any Executive Officer an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Executive Officer during the Performance Period but for his or her election to defer receipt thereof. Notwithstanding the previous sentence, the Committee, in its sole discretion, may provide at the time it selects an Executive Officer to be a Participant that such Participant’s Annual Base Salary shall have a different meaning, provided that the dollar amount of such Annual Base Salary is fixed at the time the applicable performance goals are established.

2.	“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissable under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

3.	“Board” shall mean the Board of Directors of the Company.

4.	“Cause” shall mean “cause” as defined in any employment agreement between an Executive Officer and the Company, or if not defined in such agreement, or if there is no agreement, “Cause” shall include, without limitation, (a) an act of dishonesty causing harm to the Company, (b) the knowing disclosure of confidential information relating to the Company’s business, (c) habitual drunkenness or narcotic drug addiction, (d) conviction of a felony, (e) willful refusal to perform or gross neglect of the duties assigned to the Participant, (f) the Participant’s willful breach of any law that, directly or indirectly, affects the Company, (g) the Participant’s material breach of his or her duties or responsibilities following a Change in Control that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach.

5.	A “Change in Control” shall mean:

(i)	Consummated Transaction. Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company.

(ii)	Control Purchase. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent (20%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities);

(iii)	Board Change. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan;

(iv)	Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

6.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

7.	“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof that consists solely of two or more members of the Board of Directors who shall qualify as “outside directors” within the meaning of Section 162(m) of the Code.

8.	“Company” shall mean Health Net, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

9.	“Common Stock” shall mean the Common Stock, $.001 par value, of the Company and any other equity security which (i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

10.	“Disability” shall mean “disability” as defined in any employment agreement between the Participant and the Company or any of its subsidiaries) or, if not defined therein or if there is no such agreement, as defined in the Company’s long-term disability plan.

11.	“Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, in each case as amended from time to time.

12.	“Individual Award Opportunity” shall mean the potential of a Participant to receive an incentive payment if the performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

13.	“Merger” shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

14.	“Participant” shall mean an Executive Officer of the Company who is designated by the Committee to participate in the Plan for a Performance Period.

15.	“Performance Period” shall mean any period commencing on or after January 1, 2006 for which performance goals are established pursuant to Article V. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

16.	“Plan” shall mean the Health Net, Inc. Executive Officer Incentive Plan as set forth herein, as it may be amended from time to time.

III.    ADMINISTRATION

1.	General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of the Plan or any Individual Award Opportunity unless such action or inaction is attributable to his or her own willful misconduct or lack of good faith.

2.	Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 1 of this Article III:

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and other terms and conditions that are to apply to each Participant’s Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of (A) the Participant’s termination of employment due to death, Disability, or other termination of employment with the Company (or any of its subsidiaries), with or without Cause, or (B) a Change in Control;

(c)	to determine in writing prior to the payment under any Individual Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Individual Award Opportunities have been satisfied;

(d)	to decide whether, and under what circumstances and subject to what terms, Individual Award Opportunities are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

IV.    OTHER PLAN PARTICIPATION

Notwithstanding any provision in any other plan of incentive compensation of the Company or any of its subsidiaries, an Executive Officer who is a Participant in the Plan for any Performance Period shall not participate in any such plan during such Performance Period to the extent an award under such plan is conditioned on an award hereunder not being payable because a performance goal has not been achieved.

V.    PERFORMANCE GOALS

1.	Establishing Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division or operating unit measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

2.	Impact of Extraordinary Items or Changes in Accounting. The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period.

VI.    INDIVIDUAL AWARD OPPORTUNITIES

1.	Terms. At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Individual Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made.

2.	Incentive Payments. Payments under Individual Award Opportunities shall be in cash or in shares of Common Stock and, unless a participant elects to defer receipt of a payment, shall be made at the time determined by the Committee after the end of the Performance Period for which the awards are payable, except that no such payment shall be made unless and until the Committee, based on the

Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied. Notwithstanding the foregoing sentence, all payments other than payments the Committee in its discretion decided to make at a later date or a Participant elected to defer, shall be made no later than 2 1/2 months after the end of the Performance Period.

VII.    GENERAL PROVISIONS

1.	Plan Amendment or Termination. The Committee at any time may amend or terminate the Plan, subject to any shareholder approval required by law, provided that, without the Participant’s written consent, no such amendment or termination shall adversely affect the right of any Participant to receive a payment under any Individual Award Opportunity previously awarded to such Participant.

2.	Applicable Law. All issues arising under the Plan shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

3.	Tax Withholding. The Company shall have the right to withhold any and all federal, state and local taxes that the Company deems may be required to be withheld in respect of any payment under any Individual Award Opportunity.

4.	No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant’s employment at any time with or without cause or notice.

5.	Other Plans. Payments under Individual Award Opportunities shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (i) such other plan provides compensation such as payments made pursuant to Individual Award Opportunities are to be considered as compensation thereunder or (ii) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.	Costs and Expenses. All administrative costs and expenses of the Plan and the Individual Award Opportunities granted hereunder shall be borne by the Company.

7.	Non-Transferability of Rights. Except as and to the extent required by law, a Participant’s rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company or any of its subsidiaries.

8.	Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 1 of Article VII.

9.	Effective Date. The Plan is effective for Performance Periods commencing on or after January 1, 2006, subject to stockholder approval of the Plan. If approved, the Plan shall remain in effect until December 31, 2011, unless terminated earlier.

ANNEX B

HEALTH NET, INC.

2005 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

This Health Net, Inc. 2005 Long-Term Incentive Plan (the “Plan”) is an amendment and restatement of the Health Net, Inc. 2002 Stock Option Plan and the Health Net, Inc. 1997 Stock Option Plan. The purposes of the Plan are (i) to align the interests of the stockholders of Health Net, Inc., a Delaware corporation (the “Company”), and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining key salaried employees of the Company and its subsidiaries and (iii) to motivate such employees to act in the long-term best interests of the Company’s stockholders.

II. DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

“Agreement” shall mean the written instrument evidencing an award hereunder between the Company and the recipient of such award, the terms of which may be amended or modified as provided in Section 8.3.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Cash Award” shall have the meaning set forth in Section 5.2(e).

“Cause” shall have the meaning set forth in Section 8.10(b).

“Change in Control” shall have the meaning set forth in Section 8.9(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof that consists solely of two or more members of the Board of Directors who shall qualify as “outside directors” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company and any other equity security which (i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

“Company” shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

“Disability” shall mean the inability, as determined solely by the Committee, of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months.

“Eligible Employee” shall mean those individuals described in Section 3.1.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Mature Shares” shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that the Company will not be required to recognize an increased compensation expense under applicable accounting principles) or (ii) has purchased on the open market.

“Maturity Value” shall mean, unless the Committee shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of sixty consecutive trading days ending on the Valuation Date with respect to each Restricted Stock Award, or if the Valuation Date is not a trading day, the sixty consecutive trading days ending on the last trading day before the Valuation Date.

“Merger” shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or a Restricted Stock Unit Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Award, of the shares of Common Stock subject to such award or the cash amount payable with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company

(including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Performance Period. The Performance Measures for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Performance Period. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to Section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Award shall be measured.

“Performance Award” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock.

“Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash, or a combination thereof, with an aggregate valve equal to the Fair Market Value of one share of Common Stock on the date of vesting.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units.

“Restriction Period” shall mean any period designated by the Committee during which (i) Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award or a Bonus Stock Award.

“Subsidiary” shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Tax Date” shall have the meaning set forth in Section 8.6.

“Ten Percent Holder” shall have the meaning set forth in Section 4.2(a).

“Valuation Date” with respect to any Restricted Stock Award shall mean the date designated in the Agreement with respect to each Restricted Stock Award pursuant to Section 5.2(a).

III. ELIGIBILITY AND ADMINISTRATION

3.1 Eligibility.    Participants in the Plan shall consist of such key salaried employees and persons expected to become key salaried employees (“Eligible Employees”) of an Employer as the Committee in its sole discretion may select from time to time. The Committee’s selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

3.2 Administration. (a) In General.    The Plan shall be administered by the Committee. The Committee may grant to Eligible Employees any one or a combination of the following awards under the Plan: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (ii) SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock, (iv) Restricted Stock Unit Awards and (v) Performance Awards. The Committee shall, subject to the terms of the Plan, select Eligible Employees for participation in the Plan and determine the form, amount and timing of each award to such employees and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Restricted Stock Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a majority of the Committee members is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

(b) Delegation.    To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to

(i) the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

(c) Indemnification.    No member of the Board of Directors or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation or By-laws, and under any directors’ and officers’ liability insurance of the Company that may be in effect from time to time.

(3.3) Shares Available.    Subject to adjustment as provided in Section 8.8, 15,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such stock then subject to awards under the Plan. To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of the (i) expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under the Plan. Subject to adjustment as provided in Section 8.8, the total number of shares of Common Stock available under this Plan for Incentive Stock Option Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

Subject to adjustment as provided in Section 8.8, the total number of shares of Common Stock available under the Plan for all Stock Awards shall not exceed 850,000 shares of Common Stock. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options, Stock Awards, SARs, Restricted Stock Unit Awards, Performance Awards (or the Fair Market Value thereof if paid in cash) or any combination thereof may be granted during the term of the Plan to any employee shall be 3,000,000, subject to adjustment as provided in Section 8.8.

IV. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

4.1 Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Eligible Employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the date of this amended and restated Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

4.2 Terms of Stock Options.    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) (a “Ten Percent Holder”), then the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having a Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case, except as otherwise set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents and taking any other actions as the Company may reasonably request. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. The Company shall not be required to deliver certificates representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor and any withholding taxes thereon, as described in Section 8.6.

4.3 Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such Eligible Employees as may be selected by the Committee. Any SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

4.4 Terms of SARs.    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be the purchase price per share of Common Stock of the related option.

(b) Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Prior to the exercise of an SAR for shares of Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise.    An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the SAR and (iii) by executing such documents as the Company may reasonably request.

4.5 Termination of Employment.

(a) In General.    Subject to Sections 8.10 and 4.4(b) and paragraph (b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR in the event the holder of such option or SAR is no longer employed by an Employer, whether by reason of Permanent and Total Disability, retirement, death or other termination of employment, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

(b) Incentive Stock Options.    Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Permanent and Total Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s termination of employment. In the case of the optionee’s Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee’s termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee’s death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee’s death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer for any reason other than Permanent and Total Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee’s termination of employment, and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of three months after the effective date of such optionee’s termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee’s employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee’s death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

V. STOCK AWARDS

5.1 Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such Eligible Employees as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

5.2 Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms.    The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. The Committee may determine that the grant of a Stock Award is contingent upon the satisfaction of one or more Performance Measures. In the case of a Restricted Stock Award, the Committee shall designate a Valuation Date and shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the Award.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award (x) if specified Performance Measures are satisfied during the specified Restriction Period or (y) if the holder of such award remains continuously in the employment of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion the shares of Common Stock subject to such award (v) if specified Performance Measures are not satisfied during the specified Restriction Period or (w) the holder of such award does not remain continuously in the employment of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

(c) Share Certificates.    During the Restriction Period, at the Company’s sole discretion, the shares of Common Stock subject to a Restricted Stock Award either (i) shall be held be the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall by represented by a certificate or certificates registered in the holder’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

(d) Rights With Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a dividend or distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made. Any such dividends and distributions on deposit with the Company shall not be segregated in separate accounts and shall not bear interest. Any breach of any restrictions, terms or conditions applicable to a Restricted Stock Award by the holder of such award shall cause a forfeiture of Restricted Stock, any related distributions, and all rights under the Agreement.

(e) Cash Awards.    In connection with any Restricted Stock Award, the Committee may authorize (either at the time such award is made or subsequently) the payment of a cash amount (a “Cash Award”) to the holder of such Restricted Stock at any time after such Restricted stock shall have become vested; provided, however, that the amount of the cash payment, if any, that a holder shall be entitled to receive shall not exceed 100 percent of the aggregate Maturity Value of the Restricted Stock Award. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee and shall be in addition to any other salary, incentive, bonus or other compensation payments which holders shall be otherwise entitled or eligible to receive from the Company.

5.3 Termination of Employment.    Subject to Section 8.10, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer, whether by reason of Disability, retirement, death or other termination of employment, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. RESTRICTED STOCK UNIT AWARDS

6.1 Restricted Stock Unit Awards.    The Committee may, in its discretion, grant Restricted Stock Unit Awards to such eligible employees as may be selected by the Committee.

6.2 Terms of Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Restricted Stock Units and Other Terms.    The Committee shall determine the number of Restricted Stock Units subject to a Restricted Stock Unit Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Unit Award.

(b) Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and (ii) for the forfeiture of such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

(c) Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

VII. PERFORMANCE AWARDS

7.1 Performance Awards.    The Committee may, in its discretion, grant Performance Awards to such eligible employees as may be selected by the Committee.

7.2 Terms of Performance Awards.    Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Amount of Performance Award, Performance Measures and Performance Period.    The Committee shall determine the amount of a Performance Award and the Performance Measures and Performance Period applicable to such award.

(b) Vesting and Forfeiture.    The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards.    The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Performance Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

VIII. GENERAL

8.1 Effective Date and Term of Plan.    This amended and restated Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2005 annual meeting of stockholders, provided that, the total vote cast on the amended and restated Plan represents over 50% in interest of all securities entitled to vote on the amended and restated Plan, shall become effective on the date of such meeting. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

In the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, subject to stockholder approval, the Plan and any awards granted hereunder shall be null and void.

8.2 Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under the Plan (subject to Section 8.8), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of the Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

8.3 Agreement.    Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by a duly authorized representative of the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. No award under the Plan shall be effective unless the Agreement evidencing such award is executed by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder’s consent.

8.4 Designation of Beneficiaries.    Each employee may designate a beneficiary or beneficiaries with respect to each of his or her awards by executing and filing with the Company during his or her lifetime a written beneficiary designation on a form prescribed by the Committee. The employee may change or revoke any such designation by executing and filing with the Company during his or her lifetime a new beneficiary designation. If all designated beneficiaries predecease the employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the employee’s death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall be the employee’s beneficiaries:

(i) Employee’s spouse, if living; or if none,

(ii) Employee’s then living descendants, per stirpes; or if none,

(iii) Employee’s estate.

8.5 Transferability of Awards.    No Incentive Stock Option shall be transferable other than pursuant to a beneficiary designation effective on the optionee’s death. No other award shall be transferable other than (a) pursuant to a beneficiary designation effective on the holder’s death or (b) to the extent permitted under securities laws relating to the registration of securities subject to employee benefit plans. Each option and each SAR may be exercised during the optionee’s or holder’s lifetime only by the optionee or holder (or the optionee’s or holder’s legal representative). Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such an award and all rights thereunder shall immediately become null and void.

8.6 Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, to the extent legally permissable, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

8.7 Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

8.8 Adjustment.    In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities with respect to which options or SARs or a combination thereof, or Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards, may be granted during any calendar year to any employee, the number and class of securities subject to each outstanding option and SAR and the purchase price per security, the maximum number of securities with respect to which Stock Awards or options or SARs, or a combination thereof, may be granted during any calendar year to any person, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award, and Performance Award, and the number and class of securities subject to each outstanding Stock Award and Restricted Stock Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

8.9 Acceleration of Awards.

Notwithstanding any provision in the Plan, upon the occurrence of a Change in Control, as defined below, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed satisfied, as determined by the Board, at the minimum, target or maximum level, except as otherwise provided in the applicable Agreement.

(a) Definition of Change in Control.    A “Change in Control” shall mean:

(i) Consummated Transaction.    Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

(ii) Control Purchase.    The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities);

(iii) Board Change.    A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

(iv) Other Transactions.    The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

The Agreement evidencing options, SARs or Restricted Stock granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options, SARs and the acceleration of the vesting of Restricted Stock as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

(b) Certain Business Combinations.    (i) With respect to any optionee who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such optionee is a party, and (B) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each such substitute option held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the later of (y) the expiration date of the term of the option or, in the event of such optionee’s termination of employment, the last exercise date prescribed by the optionee’s Agreement and (z) the date which is six months and one day after the consummation of such business combination; and

(ii) With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and (B) notwithstanding the expiration date of the term of such SAR, in the event the Company is involved in a transaction pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such substitute SAR held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the later of (y) the date set forth in the optionee’s Agreement or, the expiration date of the term of such SAR, as the case may be and (z) the date which is six months and one day after the consummation of such business combination.

8.10 Termination of Employment.

(a) Acceleration of Exercisability or Vesting.    Notwithstanding any provisions to the contrary in an Agreement, if the employment of the holder of an award shall terminate for any reason (including, without limitation, the holder’s death, Permanent and Total Disability, retirement (either pursuant to any retirement plan of the Company or any Subsidiary or, in the absence of any such plan, pursuant to the Committee’s discretionary determination that such termination of employment shall be treated as retirement for purposes of the Plan), resignation or voluntary termination other than for Cause (as defined in subsection (b) hereof) as determined by the Committee in its sole discretion), the Committee may determine the following:

(i) All of the terms relating to the satisfaction of Performance Measures shall be deemed to be satisfied and any Restriction Period applicable to any Restricted Stock Award or Restricted Stock Unit Award shall be deemed to have expired upon the holder’s termination of employment, and all Restricted Stock subject to such award shall become vested, and any Cash Award payable pursuant to the applicable Restricted Stock Award or Restricted Stock Unit Award shall be adjusted in such manner as is provided in the Agreement;

(ii) Any option shall become exercisable in full upon the holder’s termination of employment; and

(iii) All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award shall be deemed to be satisfied.

(b) Termination By Company For Cause.    If the employment with an Employer of a holder of a Restricted Stock Award shall terminate for Cause during the Restriction Period, then all Restricted Stock and any Cash Awards shall be forfeited immediately on the effective date of such holder’s termination of employment. If the employment with an Employer of a holder of an option shall terminate for Cause, all options and SARs held by such holder shall immediately terminate and be canceled on the effective date of such holder’s termination of employment. For purposes of this Section 8.10, “Cause” shall have the meaning ascribed thereto in any employment agreement to which such holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, “Cause” shall mean only a felony conviction for fraud, misappropriation or embezzlement, regardless of whether the holder has an employment agreement with an Employer, if the holder’s employment termination occurs within 12 months after a Consummated Transaction, Control Purchase or Board Change (as such events are described in Section 8.9(a)).

(c) General.    For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

8.11 No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

8.12 Rights As Stockholder.    Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

8.13 Non-Exclusivity.    The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

8.14 Governing Law.    The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

[FORM OF PROXY]

HEALTH NET, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 12, 2005

10:00 a.m.

21281 Burbank Boulevard

Woodland Hills, CA 91367

[COMPANY LOGO]

PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Jay M. Gellert and B. Curtis Westen, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 11, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/hnt/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 11, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Health Net, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. To elect eight directors to serve for a term of one year or until the 2006 Annual Meeting of Stockholders.	01 Theodore F. Craver, Jr. 02 Thomas T. Farley 03 Gale S. Fitzgerald 04 Patrick Foley	05 Jay M. Gellert 06 Roger F. Greaves 07 Bruce G. Willison 08 Frederick C. Yeager	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Health Net, Inc. 2006 Executive Officer Incentive Plan.	☐ For	☐ Against	☐ Abstain
3.	To approve the Health Net, Inc. 2005 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain
4.	To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accountants.	☐ For	☐ Against	☐ Abstain
5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.